Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-215083

PROSPECTUS

10,000,000 Shares of Common Stock by the Company

3,000,000 shares of Common Stock by Selling Stockholders

$.50 per share

This is the initial public offering of Common Stock of IASO BioMed, Inc., us or the Company, and no public market currently exists for the securities being offered. This prospectus relates to the sale of a total of 13,000,000 shares of the Company's Common Stock, par value $0.0001 per share (the "Shares"), consisting of (i) 10,000,000 shares of Common Stock being offered by the Company, and (ii) 3,000,000 shares of Common Stock being offered by existing stockholders, or Selling Stockholders, named in this prospectus for their own account.

The offering is being made on a self-underwritten "best efforts" basis with no requirement that any minimum amount be sold. There will be no escrow or impound of funds tendered on subscription, and proceeds from the sale of shares will be available to us immediately upon acceptance of subscriptions by us. No underwriter has been engaged to facilitate the sale of shares in this offering. There are no underwriting commissions involved in this offering. See "Plan of Distribution" beginning on page 65 for more information about how the shares and warrants will be sold in this offering.

We will offer our shares at $.50 per share until our shares are quoted by the OTC Markets OTCQB inter-dealer quotation system, and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.50 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, or FINRA, to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

The Selling Stockholders may sell some or all of their Shares at a fixed price of $.50 per share until our Common Stock is quoted on the OTC Markets OTCQB, for anticipated aggregate gross proceeds of approximately $1,500,000 and thereafter at prevailing market prices or privately negotiated prices at the discretion of the Selling Stockholders. We will not receive any proceeds from the sale of any Shares by the Selling Stockholders. We will bear all costs relating to the registration of these Shares. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with these sales.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to be quoted by the OTC Markets OTCQB. There is no guarantee that our securities will ever trade on the OTC Markets OTCQB or on any listed exchange.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and will therefore be subject to reduced public company reporting requirements.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an "emerging growth company" or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

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Investing in the offered securities involves a high degree of risk. See "Risk Factors" beginning on page 13 of this prospectus for a discussion of information that you should consider before investing in our securities.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price Per Share	Total
Public offering price by Company	$.50	$5,000,000
Net proceeds, before expenses, to us(1)	$-	$-

Selling Party:	Amount of Common Stock:	Price to the Public:		Underwriting Discount and Commissions:		Proceeds to the Issuer:
Company	10,000,000	$.50		$0	(1)	$4,800,000	(2)
Selling Stockholders	3,000,000	$.50	(3)	$0		$0	(4)
TOTAL:	13,000,000	$-		$-		$4,800,000

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(1)

This is a self-written offering by the officers and directors of the Company on a "best efforts" basis. There is currently no underwriter for the Shares registered for sale by the Company; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA.

(2)	After deducting estimated offering expenses of $200,000 for accounting, legal, filing, printing and other miscellaneous fees and expenses.

(3)

The Selling Stockholders may sell some or all of their Shares at a fixed price of $.50 per share until our Common Stock is quoted on the OTC Markets OTCQB, and thereafter at prevailing market prices or privately negotiated prices at the discretion of the Selling Stockholders.

(4)	The Company will not receive any proceeds from the sale of the Shares sold by the Selling Stockholders.

The date of this prospectus is April 21, 2017

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We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the securities offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: we have not taken any action that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes references to our federally applied-for trademarks, IASO and IASO BioMed. The IASO BioMed name is also registered with the U.S. Copyright Office. This prospectus also includes references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ®, SM, or symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to the financial statements included elsewhere in this prospectus.

Prior to purchasing our securities in this offering, we strongly urge each potential investor to obtain legal and tax advice as to the potential tax and other effects to the investor as a result of purchasing such securities.

Unless the context of this prospectus indicates otherwise, the terms "IASO," "the Company," "we," "us" or "our" refer to IASO BioMed, Inc. and its consolidated subsidiaries.

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What We Do

We are a developmental stage biotechnology company focusing on researching and developing drugs and diagnostic tests for products with a large commercial market potential as well and/or orphan drug status. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

We are developing a drug that we believe will be a safer alternative to currently available testosterone replacement therapy by stimulating the body's own production of testosterone rather than using synthetic steroid hormones. We are also developing an out of body test to identify Alzheimer's disease by developing a process, or method, which we believe will be the basis for developing an early stage blood or fluid test for Alzheimer's disease.

Our initial research and development activities will be conducted in a world class facility located at the Research Institute of the McGill University Health Centre, or RIMUHC. The research team is led by Dr. Vassilios Papadopoulos, one of our founders and directors, who specializes in the biochemistry of steroids and their impact on human disease and use as biomarkers for detection of disease. He formerly served as Executive Director and Chief Scientific Officer of RIMUHC and commencing on October 1, 2016, has served as the dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences at USC. His 30 years of research provides the foundation for our initial products. We expect that our research will continue at RIMUHC under his supervision for at least six months from the effective date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities. We do not believe that Dr. Papadopoulos’ departure from RIMUHC and McGill will materially impact our ongoing research program.

Our two core programs, as described below, are both "first in class" and unique. If we are able to successfully execute our pre-clinical trial, our business plan is to attract pharmaceutical companies and/or biotechnology companies for potential alliances, joint ventures, licensing or acquisition in order to monetize our efforts at an early stage. Depending on the outcome of these strategies, we plan to either partner or continue on our own to apply for FDA approval to test our products in the clinic for our products.

Testosterone Replacement Program – IAS-167A.

In May of 2015, the FDA issued a cautionary notice regarding the use of existing testosterone replacement products to treat low testosterone in aging men due to the possible increased risk of heart attack and stroke.1 We are developing a drug to replace current treatments for low testosterone which we believe will not cause dangerous side effects.

Our lead testosterone replacement therapy candidate under development, IAS-167A, is a peptide compound that we have identified and patented which uses the body's own regulatory mechanisms to produce normal levels of testosterone in men with low testosterone levels, a condition known as hypogonandism. IAS-167A is a first in class solution with a novel target eliminating the need for administering testosterone externally by allowing the body's own regulatory mechanisms to normalize production of testosterone by the testes.

IAS-167A is novel new chemical entity in a highly competitive field which management estimates represents a $2.0 billion2 market opportunity. Our strategy is to develop a composition of matter patent portfolio around our initial patent and expected patent term extension for IAS-167A to generate a unique portfolio attractive to potential licensors or partners. Our plan is to identify partnership and licensing opportunities or acquirors as early in our development process as possible in order to monetize the unique chemical benefits of IAS-167A and reduce or eliminate expenditures by IASO needed to obtain FDA approval for commercialization.

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1 FDA Drug Safety Communication: FDA Cautions About Using Testosterone Products For Low Testosterone Due To Aging; Requires Labeling Change To Inform Of Possible Increased Risk Of Heart Attack And Stroke With Use, 3.3.2015.

2 Eric Palmer, FiercePharma September 10, 2012, "Abbott, Eli Lilly, Watson Gaining Sales as Aging Men Look For Help"

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We also plan to expand the use of our testosterone peptides beyond usage for the primary and secondary hypogonadism for applications in rare diseases such as Kallmann syndrome or Prader syndrome. These applications for use in rare diseases may permit us to apply for orphan disease status/designation under the FDA's Orphan Drug Designation program which provides special status to drugs and biologics intended to treat, diagnose or prevent orphan diseases and disorders which affect fewer than 200,000 people in the U.S. Orphan Drug Designation is an accelerated review process and gives us the opportunity to apply for federal grants, tax credits and other incentives. If we receive an Orphan Drug Designation, we believe it will also enhance our ability to monetize IAS-167A at an early stage by complementing our strategy to identify partnering and licensing opportunities and potential acquirors. Depending on the outcome of our strategy, we may commence clinical trials in the future but this activity is not in our immediate strategy.

Alzheimer's Disease (AD) Diagnosis Program – IAS-OSS.

Alzheimer's disease currently claims over 5,000,000 American lives annually, most of whom are 65 years of age or older and approximately 200,000 are younger. Alzheimer's disease is the most common form of dementia and its most common risk factors are aging and family history. Currently, Alzheimer's disease diagnosis is based on an examination of the patient's history, followed by physical and neurological examinations, including late stage testing which cannot conclusively identify the presence of Alzheimer's disease until followed up by post-mortem analysis of the brain. Due to the complex and interrelated nature of dementia diseases, an accurate early stage, non-invasive test that can distinguish Alzheimer's disease from other forms of dementia has eluded the efforts of medical researchers.

We are developing a method (IAS-OSS) for a blood or fluid based diagnostic device for neurodegenerative diseases, which we believe will be able to identify the early onset of Alzheimer's disease. Our research is based on the measurement of synthesized steroids and accumulated levels of oxidation in the brain which we believe will show a presence in the blood or fluids of humans. We refer to this as our AD Diagnosis Program. Our AD Diagnosis Program is intended to provide a commercially available blood test to determine at an early stage if Alzheimer's disease is present.

Our initial research has identified an oxidative stress mediated pathway for DHEA, a major neurosteroid in the brain, and demonstrated that in the analytic procedure we developed can be used to identify steroidal metabolites responding to oxidative stress and their presence or absence from the blood of AD patients when compared to normal controls. The proposed Oxidative-Stress dependent Steroidal metabolite profiling test (OSS-test) will also be tested for its potential ability to diagnose other neurodegenerative diseases linked to increased oxidative stress in brain.

We have conducted initial testing procedures and assays for the neurosteroid called dehydroepiandrosterone, or DEHA, observing differences between patients with Alzheimer's disease and normal controls. The oxidation biochemical test identifies the production of DHEA in blood taken from non-Alzheimer's patients whereas the same oxidation process performed with blood from Alzheimer's patients has minimal effects on DHEA levels. In parallel, we have identified a steroidal signature in the blood specific for individuals with neurodegenerative diseases.

These tests have the potential to revolutionize Alzheimer's disease diagnosis, as we anticipate to establish that they are targeted to diagnose Alzheimer's disease at very early stages and differentiate it from other types of dementia, monitor the effect of therapeutic interventions and the progression of the disease.

We plan to offer our diagnostic test for Alzheimer's Disease in the United States solely in conjunction with a comprehensive panel of laboratory services provided in a laboratory that has been accredited under the Clinical Laboratory Improvement Amendments of 1988 ("CLIA") to perform high complexity testing. We believe that if our test is solely available through a CLIA-certified lab, we may market the test as a laboratory developed test ("LDT"). We believe our plan will permit us to monetize our IAS OSS at an earlier stage than applying for FDA approval of our device to test patients directly.

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By responding to the demand from the pharmaceutical industry for effective Alzheimer's disease screening in drug development programs, our early monetization strategy is consistent with our overall business strategy to attract partnering and licensing opportunities or potential acquirors to reduce or eliminate our expenditures for clinical testing to obtain FDA approvals for commercialization by offsetting costs to these parties.

Significant Accomplishments

We have made significant initial progress in our Testosterone Replacement Program and AD Diagnosis Program. Our accomplishments include the following:

•

We have obtained a worldwide exclusive license to utilize or sublicense from The Royal Institution for the Advancement of Learning/McGill University Intellectual Property (IP) and PATENT(S) relating to the identification of peptide sequences inducing steroid production for use in treating, among other things, low testosterone levels in men by use the body's own regulatory mechanisms.

•	We have developed our testosterone replacement therapy product candidate, IAS-167A.

•

We have identified the 14-3-3ε protein adaptor's interaction with Leydig cell steroidogenesis and resultant impact on testosterone levels in vitro and in vivo tests in rats leading to positive predictions of similar results for use of IAS-167A in humans.

•

We have assembled a management team and board of directors with significant biotechnology and regulatory expertise, including Director of Business Development at the Research Institute of McGill University Health Center and Executive Director and the former Chief Scientific Officer of the Research Institute of the McGill University Health Centre who assumed the position as dean of the USC School of Pharmacy effective October 1, 2016.

•

We have a five member Scientific Advisory Board, including a Professor in the Department of Biochemistry and Molecular Biology at the Johns Hopkins Bloomberg School of Public Health and world expert in androgen formation and testicular aging, a Urologist, Andrologist and a Male Infertility Specialist, Professor at Northwestern University Feinberg School of Medicine, and Clinical Instructor of the Department of Obstetrics and Gynecology at Northwestern University Feinberg School of Medicine.

•

We have obtained a worldwide exclusive license to utilize or sublicense from The Royal Institution for the Advancement of Learning/McGill University Intellectual Property (IP) relating to the Product/Precursor Ions diagnostic of a DHEA Precursor Detected in Human Serum as Potential Biomarkers for the Determination of Alzheimer's Disease for use in the early stage diagnosis of the disease.

•

We have commenced initial testing of procedures and assays for the neurosteroid DEHA observing differences between patients with Alzheimer's disease, other dementias and neurodegenerative disorders and normal controls.

•	Our co-founder, Dr. Papadopoulos has obtained approximately $12,000,000 in research grants over the past 20 years that supported our discoveries.

•

We utilize state of the art research laboratories at the Research Institute of the McGill University Health Center under a research agreement for the initial studies. Other facilities and services will be sourced elsewhere as needed.

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Key Risks and Uncertainties

We are subject to numerous risks and uncertainties, including the following:

•

We have a very limited operating history; we have incurred substantial losses since inception; we expect to continue to incur losses for the near term and we have low working capital. The report of our independent registered public accounting firm with respect to our financial statements as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from March 11, 2015 (inception) through December 31, 2015 indicates that there is substantial doubt about our ability to continue as a going concern. We anticipate that the estimated net proceeds of $4,800,000 from this offering (assuming that no underwriter or brokerage commissions are paid in connection with this offering) will fund our operations until December 31, 2018.

•

Following the offering and depending on the success of our pre-clinical trials and business plan, we may need to obtain a significant amount of additional financing to complete our preclinical program and the requirements of any clinical trials necessary for requisite FDA approvals.

•

Our future success is significantly dependent on the timely and successful development and commercialization of our Testosterone Replacement Program and AD Diagnosis Program and successful pre-clinical and clinical testing of our Testosterone Replacement Program and AD Diagnosis Program. Our business plan anticipates that we will license, partner or sell our products in order to be able to commercialize them. If we encounter delays or difficulties with our plan, the development of these product candidates, as well as any other product candidates, our business prospects would be significantly harmed.

•

We may experience delays in our pre-clinical trials which could delay or prevent the receipt of necessary regulatory approvals needed prior to proceeding with clinical trials. We may not complete the pre-clinical trials at all.

•

Our pre-clinical trials may fail to demonstrate adequately the safety and efficacy of our product candidates, which would prevent or delay regulatory approval to proceed with clinical trials and thus commercialization.

•

We presently lack manufacturing capabilities to produce our product candidates to produce the required amounts required for advanced preclinical work including animal experiments, which could negatively impact our ability to meet any future demand for the products.

•

We are required to pay certain minimum amounts and achieve certain milestones to maintain our exclusive license rights with regard to our Testosterone Replacement Program and our AD Diagnosis Program; the loss of such exclusive rights would have a material adverse effect upon us.

•	If safety or reliability problems are encountered by us or others developing similar technologies, our research initiatives could be materially and adversely affected.

•	We have limited experience in the development and marketing of and may be unsuccessful in our efforts to establish a profitable business.

•	Our business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

•	We may not be able to protect our proprietary rights.

•

We operate in a highly-regulated environment and may be unable to comply with applicable federal, state, local, and international requirements; failure to comply with applicable government regulation may result in a loss of licensure, registration, and approval or other government enforcement actions.

For a more detailed description of the material risks and uncertainties we face, please see "Risk Factors" beginning on page 13 of this prospectus.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•

The last day of our fiscal year during which we have had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	The last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;

•	The date on which we have, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

•	The date on which we are deemed to be a "large accelerated filer", as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company we are exempt from Section 404(a) and (b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which requires the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Corporate Information

Our headquarters are located at 7315 East Peakview Avenue, Centennial, Colorado 80111 USA. Our telephone number is (720) 389-0650. We maintain certain information on our website at www.iasobiomedusa.com. The information on this website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

 Glossary of Terms.

The medical and scientific terms used in this prospectus have the following meanings:

“Assay” means qualitative or quantitative analysis of a substance or a drug to determine its components. For example, a drug to be so analyzed may provide results used to determine the level of testosterone in the blood of a person suspected of being hypogonadal.

“Alzheimer's disease” means a progressive mental deterioration that can occur in middle or old age, due to generalized degeneration of the brain. It is the most common cause of premature senility.

 “DHEA” means dehydroepiandrosterone. DHEA is a hormone that comes from the adrenal gland. It is also made in the brain. DHEA leads to the production of androgens and estrogens (male and female sex hormones).

“Eugonadal levels” mean having healthily functioning gonad levels.

“FDA” means the Food and Drug Administration.

“First in class” means a a new and unique mechanism of action for treating a medical condition

“GC/MS” means gas chromatography/mass spectrometry  which  is an instrumental technique by which complex mixtures of chemicals may be separated, identified and quantified.

“GnRH” means a gonadotropin-releasing hormone which is released by the hypothalamus and is responsible for the release of follicle-stimulating hormone and luteinizing hormone from the anterior pituitary gland.

“GnRH antagonists” mean receptor blockers that block the gonadotropin-releasing hormone receptor and thus the action of GnRH.

“Gonadotropins” mean any of a group of hormones secreted by the pituitary that stimulate the activity of the gonads.

 “Gypogonadism” means decreased testicular function that results in testosterone deficiency and infertility in men.

“Gynecomastia” means swelling of the breast tissue in boys or men, caused by an imbalance of the hormones, estrogen and testosterone.

“Hematocrit” means the ratio of the volume of red blood cells to the total volume of blood.

“In vitro tests” mean studies of biological properties that are done in a test tube

“In vivo tests” mean studies in which the effects of various biological entities are tested on whole, living organisms usually animals including humans, and plants

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“Kallmann syndrome” means a condition characterized by delayed or absent puberty and an impaired sense of smell. The disorder is a form of hypogonadotropic hypogonadism, which is a condition affecting the production of hormones that direct sexual development.

“Leydig cells” mean cells that produce testosterone in the testes under the control of pituitary luteinizing hormone.

“Luteinizing hormone”means a hormone secreted by the anterior pituitary gland that stimulates ovulation in females and the synthesis of androgen in males

“Neurosteroids” mean steroids made by brain cells independently of peripheral steroidogenic sources.

“Novel drug” means an active compound, complex, molecule that previously has not been approved by the FDA/EMA

“Orchitis” means the inflammation of one or both of the testicles.

“Organelle” means a cellular structure that performs specific functions within a cell.“Prader syndrome” means a genetic disorder characterized especially by short stature, mental retardation, hypotonia, functionally deficient gonads, and uncontrolled appetite leading to extreme obesity.

"Orphan Drug Designation" program provides orphan status to drugs and biologics which are defined as those intended for the safe and effective treatment, diagnosis or prevention of rare diseases/disorders that affect fewer than 200,000 people in the U.S., or that affect more than 200,000 persons but are not expected to recover the costs of developing and marketing a treatment drug.

“Peptide” means a compound consisting of two or more amino acids linked in a chain, the carboxyl group of each acid being joined to the amino group of the next by a bond of the type -OC-NH. Many hormones and antibiotics are peptides. Peptides consist of smaller chains of amino acids than proteins.

“Steroidogenesis” means the formation of steroids, as by the adrenal cortex, testes, and ovaries.

THE OFFERING

Issuer	IASO BioMed, Inc.
Offering Price

The shares being offered for sale by the Company will be offered at a fixed price of $.50. The Selling Stockholders may sell some or all of their shares at a fixed price of $.50 per share until our Common Stock is quoted on the OTC Markets OTCQB, and thereafter at prevailing market prices or privately negotiated prices.

We have arbitrarily determined the offering price of $0.50 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

Offering Period	The shares being sold by the Company are being offered for a period not to exceed 180 days from the effective date, unless extended by the Board of Directors for an additional 90 days.
Securities offered by us	10,000,000 shares of our common stock.
Securities offered by Selling Stockholders	3,000,000 shares.
Common stock outstanding before this offering	33,427,632 shares.
Common stock to be outstanding after this offering(1)(2)(3)	43,427,632 shares.
Use of proceeds

We will not receive any proceeds from the sale of shares made by the Selling Stockholders.

We intend to use the net proceeds of this offering as follows: (i) pre-clinical research and development for our Testosterone Replacement Program; (ii) pre-clinical research and development for our AD Diagnostics Program; and (iii) general corporate and working capital purposes. For a more complete description of our anticipated use of proceeds from this offering, see "Use of Proceeds."

Our Business Plan

If our pre-clinical testing is successful, we will seek strategic partners to license or co-develop or purchase or acquire the Testosterone Replacement and the AD Diagnosis Programs. Depending on the outcome of this strategy we may need to obtain significant additional funding to finance necessary clinical trials, PMA or 510-K approval from the FDA.

Trading Market

There is currently no trading market for our common stock. We intend to apply soon for quotation by the OTC Markets OTC Markets OTCQB. We will require the assistance of a market maker to apply for quotation and there is no guarantee that a market maker will agree to assist us or that our common shares will be quoted by the OTC Markets OTCQB

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully read and consider the risks discussed under the caption "Risk Factors" beginning on page 13 and all other information included in this prospectus before making a decision to invest in our securities in this offering.

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(1)

The number of shares of our common stock to be outstanding after this offering is based on 33,427,632 shares outstanding as of December 31, 2016. The number of shares of common stock to be outstanding after this offering includes 10,000,000 shares of our common stock sold in this offering (assuming the sale of all of the shares offered by this prospectus). See "Plan of Distribution".

(2)

We have issued warrants to purchase 3,000,000 shares of our common stock at an exercise price of $.10 per share and 5,000,000 shares of Common Stock at an exercise price of $.50 per share each of which contain cashless exercise provisions. We have also issued a warrant to purchase 75,000 shares of common stock at an exercise price of $0.75 per share.

(3)

We initially issued to The Royal Institution for the Advancement of Learning/McGill University 1,652,632 shares of our common stock pursuant to our licensing agreement with them. The initial agreement provided that in the event we issue additional equity in amounts less than $1,500,000 in one or a series of transactions, we will issue such number of additional shares as necessary to fix their ownership at 5% interest of our issued and outstanding stock. Upon issuance of $1,500,000 or more in equity in one or a series of transactions, their right to preserve their ownership percentage shall extinguish. This agreement was amended and an additional 300,000 shares were issued and the anti-dilution provision was removed. Accordingly, we have issued to The Royal Institution for the Advancement of Learning/McGill University a total of 1,952,632 shares of our common stock.

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In addition to the other information included in this prospectus and any free writing prospectus we authorize for use in connection with this offering, the following factors should be carefully considered before making a decision to invest in our securities. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, we could be materially and adversely affected. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In any such case, the market price of our common stock could decline substantially and you could lose all or a part of your investment.

Risk Factors

Risks Related to Our Business Generally

We have a very limited operating history; we have incurred substantial losses since inception; we expect to continue to incur losses until we commercialize or license our product which may not occur in the near term; we have a substantial working capital deficiency and a stockholders' deficiency; the report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We have a very limited operating history. Since our inception in March of 2015, we have incurred net losses. As of December 31, 2016 and December 31, 2015, our accumulated deficit was $687,515 and $76,865, respectively, our stockholders' (deficit) equity was $(39,410) and $80,977, and our working capital (deficit) was $(39,410) and $80,977, respectively. Our losses have principally been operating expenses incurred in start-up research and development costs, general and administrative, legal, and intellectual property expenses. We expect to continue to incur substantial costs for these activities over at least the next year. At December 31, 2016 and December 31, 2015, the Company had cash and cash equivalents of $13,191 and $113,313, respectively. Through December 31, 2016 we have sold $332,842 in common stock. Additionally, as discussed in the next risk factor, we are in the process of preparing a Form S-1 Registration Statement. The report of our independent registered public accounting firm with respect to our financial statements as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from March 11, 2015 (inception) through December 31, 2015 indicates that there is substantial doubt about our ability to continue as a going concern. The report states that, since we have incurred net losses since inception and we need to raise additional funds to meet our obligations and sustain our operations, there is substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are described in Note 2 to our audited financial (see "Index to Financial Statements"). Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need to obtain a significant amount of additional financing to complete our preclinical program and implement our business plan.

Since our inception, we have not generated any significant revenues from our operations and have funded our operations through the sale of our equity securities). The implementation of our business plan, as discussed in "Business", will require the receipt of sufficient equity and/or debt financing to purchase necessary to fund our research and development efforts, and otherwise fund our operations. The offering is being made on a "best efforts" basis. Accordingly, we will be able to utilize all subscription proceeds without the requirement that a minimum amount of proceeds be received. If we are able to complete this offering in full, we anticipate that the estimated net proceeds of $4,800,000 from this offering (assuming that no underwriter or brokerage commissions are paid in connection with this offering) will fund our operations until December 31, 2017 (assuming we do not receive any revenues from operations, we do not receive any additional financing or we do not receive any additional non-dilutive funding in the form of government grants etc.).

If we do not attract partners, co-developers, licensees or acquirors of our technologies, as contemplated by our business plan, we anticipate that, following this offering (assuming the sale of all of the shares offered by this prospectus), we will need significant additional financing to commence and complete pre-clinical trials, PMA or 510-K approvals for our products. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise. In the event we do not obtain the financing required for the above purposes, we may have to curtail our development, marketing and promotional activities, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate. See "Risk Factors - Risks Related to This Offering, Our Common Stock - There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow us to meet our goals" and "Use of Proceeds" and "Plan of Distribution".

We are a development stage company without any products currently being validated under CLIA regulations or in FDA clinical trials.

We are a development stage company. Our proposed products will require significant additional research and development efforts prior to any commercial use, including extensive preclinical and clinical testing as well as lengthy regulatory approval, whether under CLIA regulations, or under the FDA drug approval process. There can be no assurances that our research and development efforts will be successful, that our potential products will prove to be safe and effective in future clinical trials or that we will develop any commercially successful products. We currently have no approved products on the market and have not received any commercial revenues from the sale or license of any diagnostic or therapeutic products.

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Our business strategy is high-risk.

We are focusing our resources and efforts primarily on the development of our Testosterone Replacement Program and AD Diagnosis Program which will require extensive cash for research, development, licensing and/or commercialization activities. This is a high-risk strategy because there is no assurance that our products and services, including our Testosterone Replacement Program and AD Diagnosis Program research initiatives, will ever become commercially viable (commercial risk), that we will prevent other companies from depriving us of market share and profit margins by offering services and products based on our inventions and developments (legal risk), that we will successfully manage a company in new areas of business in a competitive marketplaces, Testosterone Replacement Program and AD Diagnosis Program, and on a different scale than we have operated in the past (operational risk), that we will be able to achieve the desired therapeutic results using Testosterone Replacement Program and or test results in patients for the AD Diagnosis Program (scientific risk), or that our cash resources will be adequate to develop our products and services until we become profitable, if ever (financial risk). We are using our cash in one of the riskiest industries in the economy (strategic risk). This may make our stock an unsuitable investment for many investors.

We will need to enter into agreements in order to implement our business strategy.

Except for certain license and research and development agreements described in "Business", we do not have any material agreements or understandings in place with respect to the implementation of our business strategy. No assurances can be given that we will be able to enter into any necessary agreements with respect to the development of our business. Our inability to enter into any such agreements would have a material adverse effect on our results of operations and financial condition.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Colorado corporation. Colorado law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Colorado law also authorizes Colorado corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Colorado law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

We must rely on third party relationships to develop, manufacture our products without which we may fail

We do not possess all the resources necessary to complete the development, pre-clinical testing, regulatory process, manufacturing, marketing and commercialization of our diagnostic and therapeutic products and we will need to obtain such resources from third parties. In order to obtain such resources, we will need to enter into collaborations with corporate partners, licensors, licensees and possibly relationships with third parties from whom we will outsource the necessary expertise and resources. Our success may depend on securing such relationships. This business strategy would utilize the expertise and resources of third parties in a number of areas including:

•	performing various activities associated with our pre-clinical and validation studies with human samples;
•	preparing submissions seeking regulatory approvals;
•	manufacture of our peptide

We face intense competition for qualified employees and consultants. Large pharmaceutical companies and other competitors, which have greater resources and experience than we have, can, and do, offer superior compensation packages to attract and retain skilled personnel. As a result, we may have difficulty retaining such employees and consultants because we may not be able to match the packages offered by such competitors and large pharmaceutical companies, and we may have difficulty attracting suitable replacements.

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We expect that our potential expansion into areas and activities requiring additional expertise, such as regulatory, preclinical, preparing submissions for engaging with regulatory agencies, governmental approvals, contract and manufacturing, will be done by working with outside contractors who have the appropriate expertise or by utilizing collaborators / partners. The management of these processes may require an increase in management and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect prospects for our success.

We depend on our executive officers and our directors, with whom we do not have any contracts and on our ability to attract and retain additional qualified personnel.

Our performance is substantially dependent on the performance of Dr. Vassilios Papadopoulos and the research team at the Research Institute of the McGill University Health Centre (RIMUHC) who is our Director and founder, as well as Dr. Costas Karatzas who has significant experience in strategic planning, intellectual property, business development, technology transfer, fund raising, operations and managing research and product development at RIMUHC and biotechnology and pharmaceutical companies. On October 1, 2016, Dr. Papadopoulos left RIMUHC to become the dean of the USC School of Pharmacy and hold the John Stauffer Dean’s Chair in Pharmaceutical Sciences. We expect that our research will continue at RIMUHC for at least six months from the date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities. We do not expect Dr. Papadopoulos’ departure from McGill to have a material adverse effect on our business or operations. We rely upon Dr. Papadopoulos to conduct our research and development with respect to our product candidates. Dr. Papadopoulos is not our employee and we maintain a relationship with him through research agreements with the RIMUHC. In the event that we are not able to meet our obligations under our agreements with RIMUHC or if Dr. Papadopoulos disassociates himself with us, it is highly unlikely that we will be able to obtain another research group to carry on the work on our program candidates or be able to meet our obligations under our licensing agreement with the RIMUHC. As a result we would not be able to execute our business plan. If Dr. Papadopoulos dissociates himself from the RIMUHC we will seek to establish a new contract agreement with the institution where he moves. We are also dependent on the performance of Richard M. Schell, our Chairman and Chief Executive Officer, for his business and financial acumen as well as his experience in launching new ventures. We are also dependent on Duane C. Knight, our Chief Financial Officer, for his accounting and finance experience and extensive public accounting experience with publicly traded companies and medical device companies. We do not have any agreements with Dr. Papadopoulos or Dr. Karatzas our directors. We do not have any key-man insurance policies on the lives of any of our executive officers. We believe that our future success in developing marketable products and services and achieving a competitive position will depend in large part upon whether we can attract and retain additional qualified management and scientific personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. The loss of the services of Dr. Papadopoulos, Dr Karatzas, Mr. Schell and/or Mr. Knight or the inability to attract and retain additional personnel, and develop expertise as needed would have a substantial negative effect on our results of operations and financial condition.

Dr. Vassilios Papadopoulos ran the laboratory at RIMUHC and Dr. Karatzas serves as the Director Business Development at RIMUHC where we plan to conduct part of our research and development could give rise to potential conflicts of interests

Dr. Papadopoulos served as the former Executive Director and Chief Scientific Officer Director of RIMUHC and Dr. Karatzas serves as the Director Business Development at RIMUHC, and are our board members. We entered into an agreement with the RIMUHC to conduct research and development efforts on behalf of us with respect to our Testosterone Replacement Program and our AD Diagnosis Program conducted by Dr. Papadopoulos through his former laboratory at the RIMUHC. A conflict of interest may arise regarding the cost and the terms of the services provided by RIMUHC and Dr. Papadopoulos’ and Dr. Karatzas' respective roles in our company. We have conducted negotiation of the terms of our contractual arrangements with the RIMUHC at arm's length by excluding Dr. Papadopoulos and Dr. Karatzas from representing us with respect to any negotiations, including financial terms. Although norms, fees and services established and followed for all contracts at RIMUHC and other Canadian Institutions were followed, we can give no assurances that the agreement will be fair from a financial point of view and these relationships inherently are not free of conflicts of interests. Dr. Papadopoulos now serves as the dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences at USC. We expect that our research will continue at RIMUHC for at least six months from the date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities. Any future agreement with a laboratory run by Dr. Papadopoulos may still have similar conflicts of interest.

Continued turmoil in the economy could harm our business.

Negative trends in the general economy, including, but not limited to, trends resulting from an actual or perceived recession, tightening credit markets, increased cost of commodities, actual or threatened military action by the United States and threats of terrorist attacks in the United States and abroad, could cause a reduction of investment in and available funding for companies in certain industries, including ours. Our ability to raise capital has been and may in the future be adversely affected by downturns in current credit conditions, financial markets and the global economy.

Risks Related to Our Product Development Efforts

Our future success is significantly dependent on the timely and successful development and commercialization of IAS-167A our lead product candidate for the treatment of low testosterone levels in men and IAS-OSS, our lead product candidates for early diagnosis of Alzheimer's disease through a non-invasive blood test and; if we encounter delays or difficulties in the development of these product candidates, as well as any other product candidates, our business prospects would be significantly harmed.

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We are dependent upon the successful development, approval and commercialization of our product candidates. Before regulatory approval for our product candidates, extensive pre-clinical and clinical trials will need to be completed demonstrating their safety and efficacy in humans. Our lead product candidates, IAS-167A and IAS-OSS, are in their early stages of development and we must first complete pre-clinical work prior to submitting an investigational new drug, or IND, application for FDA clearance to commence clinical trials for IAS-167AIAS-167A or submitting the pre-submission and Investigational Device Exemption (IDE) and receiving Institutional Review Board approval prior to commencing testing for premarket approval (PMA) for IAS-OSS.

Pre-clinical testing is expensive, difficult to design and implement and can take many years to complete. Importantly, a failure of one or more of these or any other pre-clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of pre-clinical trials that could delay or prevent our ability to receive regulatory approval to proceed with clinical studies and thus commercialize our product candidates, including the following:

•

suspensions, delays or changes in the design, initiation, implementation or completion of required pre-clinical trials; adverse changes in our financial position or significant and unexpected increases in the cost of our pre-clinical development program; changes or uncertainties in, or additions to, the regulatory approval process that require us to alter our current development strategy; pre-clinical trial results that are negative, inconclusive or less than desired as to safety and/or efficacy, which could result in the need for additional pre-clinical studies or the termination of the product's development; delays in our ability to manufacture the product in quantities or in a form that is suitable for any required clinical trials;

•	intellectual property constraints that prevent us from making, using, or commercializing any of our product candidates;

•

the supply or quality of our product candidates or other materials necessary to conduct pre-clinical studies in preparation of clinical trials of these product candidates may be insufficient or inadequate;

•	inability to generate sufficient pre-clinical, toxicology, or other in vivo or in vitro data to support the initiation of clinical studies;

•

delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, , needed for GLP toxicology studies, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs;

•	delays in obtaining required IRB for the AD Diagnosis Program;

•	occurrence of adverse events observed in preclinical studies associated with the product candidate that are viewed to outweigh its potential benefits;

•

transfer of manufacturing processes from initial contracting facilities to larger-scale facilities operated by a contract manufacturing organization, or CMO and delays or failure by our CMOs or us to make any necessary changes to such manufacturing process;

 Any inability to successfully complete pre-clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our product candidates, we may be required to, or we may elect to, conduct additional studies to bridge our modified product candidates to earlier versions. Preclinical study delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to the clinic before we do, which could impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

Even if we are able to successfully complete our pre-clinical development program for our product candidates, and ultimately receive regulatory approval to move to the clinic one or more of the products, we may, among other things:

•	obtain approval to test for indications that are not as broad as the indications we sought;

•	encounter issues with respect to the manufacturing of commercial supplies;

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While our current business plan anticipates licensing, partnering or selling one or more of our product candidates prior to commencing clinical studies, there can be no assurance that we can find suitable licensees, partners or purchasers of one or more of our product candidates.

We may not successfully complete our pre-clinical trials for our product candidates and, if we do, we may not be able to attract suitable licensees, partners or purchasers to assist us in commencing the clinical trials required for our product candidates. If we are not able to execute a strategy to license, partner or sell our business, we will be required to raise substantial additional funds in order to commence our clinical trials which may not be feasible at such time and would have material adverse effect on our results of operations and financial condition if funds are not successfully raised.

We may have other delays in completing our pre-clinical trials and we may not complete them at all.

We have not commenced the clinical trials necessary to obtain FDA approval to market IAS-761 and IAS-OSS or any other related products in development. Our management lacks significant experience in completing clinical trials and bringing a drug through commercialization. IASO BioMed's focus is (i) on preclinical studies to bring IAS-167A to Phase I clinical trials and (ii) on IAS-OSS test development using clinical samples from AD and other neurodegenerative disorder patients, as well as control subjects, coming from various institutions performing trials. For the later study IRB approval is required. At this stage studies on IAS-761 and IAS-OSS and other related products may be delayed or terminated as a result of many factors, including the following:

•	failure by IRB to approve the use of human’s specimens for IAS-OSS test development;

•

suspension or termination of research for many reasons, including concerns about animal safety, failure of our contract manufacturers, to comply with current Good Manufacturing Practices, or GMP, requirements for the development of IAS-167A;

•	inability to continue to fund pre-clinical trials or to find a partner to fund the completion of pre-clinical studies and transition to clinical trials;

•	delays in completing data collection and analysis for pre-clinical studies.

Any delay or failure to complete pre-clinical studies and thus been able to proceed with FDA submissions to initiate clinical trials for our product candidates could have a material adverse effect on our cost to develop and commercialize, and our ability to generate revenue through for example license or collaboration from, a particular product candidate.

Products that appear promising in research and development may be delayed or may fail to reach later stages of clinical development.

The successful development of our product candidates is highly uncertain. Product candidates that appear promising in research and development may be delayed or fail to reach later stages of development. Decisions regarding the further development of product candidates must be made with limited and incomplete data, which makes it difficult to ensure or even accurately predict whether the allocation of limited resources and the expenditure of additional capital on specific product candidates will result in desired outcomes. Pre-clinical data can be interpreted in different ways, and negative or inconclusive results or adverse events during pre-clinical studies could delay, limit or prevent the development of a product candidate.

The clinical trials to be undertaken in the future for our product candidates are, and the manufacturing and marketing of our products will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where we intend to test and market our product candidates. Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical testing and in the future clinical trials that our product candidates are both safe and effective for use in each target indication. In particular, because our testosterone replacement IAS-761 product candidate is subject to regulation as biological drug products, we will need to demonstrate that it is safe, pure, and potent for use in their target indications. Because our Alzheimer's diagnostic IAS-OSS product candidate is likely subject to regulation as class III diagnostic product, we will need to demonstrate that it is safe, accurate, and reliable for use in diagnosis. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. The risk/benefit profile required for product licensure will vary depending on these factors.

In addition, even if in the future such trials are successfully completed, we cannot guarantee that the FDA will interpret the results as we do, and more trials could be required before we submit our product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA for support of a marketing application, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates.

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If successful with the pre-clinical and in future clinical studies, the commercial potential and profitability of our products are unknown and subject to significant risk and uncertainty.

Even if we successfully develop and obtain regulatory approval for our product candidates, the market may not understand or accept the products, which could adversely affect both the timing and level of future sales. Ultimately, the degree of market acceptance of our product candidates (or any of our future product candidates) will depend on a number of factors, including:

•	the clinical effectiveness, safety and convenience of the product particularly in relation to alternative treatments;

•	our ability to differentiate our products; and

•	the cost of the product, the reimbursement policies of government and third-party payors and our ability to obtain sufficient third-party coverage or reimbursement.

Even if we are successful in achieving sales of our product candidates, it is not clear to what extent, if any, the products will be profitable. The costs of goods associated with production of our products are significant. In addition, some changes in manufacturing processes or procedures generally require FDA or foreign regulatory authority review and approval prior to implementation. We may need to conduct additional pre-clinical studies and clinical trials to support approval of any such changes. Furthermore, this review process could be costly and time-consuming and could delay or prevent the commercialization of product candidates.

We are required to pay certain minimum amounts to maintain our exclusive license rights with regard to the technology underpinning our Testosterone Replacement Program and our AD Diagnosis Program; we need to meet certain milestones before McGill University will assign their rights to the intellectual property to us; we need to maintain patents or loose partial or entire rights to license the intellectual property under the agreement. The loss of such exclusive rights would have a material adverse effect upon us.

Pursuant to our license agreement with The Royal Institution of the Advancement of Learning/McGill University, or McGill, we are required to diligently develop the patents, develop vigorous sub-licensing programs and prosecute and maintain our existing patents. If we fail to meet these requirements or otherwise breach the agreement, McGill may terminate the agreement which would materially and adversely affect our financial condition and business operations. McGill did not make any representations or warranties that the license would not infringe on the intellectual property rights of any other party. In the event that our license infringes on the intellectual property rights of others, it would have a material adverse effect upon our business, results of operations and financial condition. In addition, with respect to our license required for our AD Diagnosis Program, we are required to make minimum royalty payments of CAD $5,000 per year. With respect to our license required for our Testosterone Replacement Program, we are required to make minimum royalty payments of CAD $5,000 per year. No assurances can be given that we will have sufficient funds to pay such minimum amounts. Any loss of our exclusive rights would have a material adverse effect upon our business, results of operations and financial condition.

The Company is required to pay milestone payments for the testosterone replacement therapy as follows:

•	CAD $5,000 on the issuance of the first US patent
•	CAD $25,000 on the filing of an investigational new drug application or regulatory filing
•	CAD $50,000 on the initiation of the first Phase II clinical study
•	CAD $100,000 on the initiation of the first Phase III clinical study
•	CAD $300,000 on receipt of regulatory approval

The Company is also required to pay milestone payments as follows for the out of body test to identify Alzheimer’s disease as follows:

•	CAD $5,000 on the issuance of the first US patent
•	CAD $50,000 on the filing of a 510(k) or PMA application
•	CAD $200,000 on receipt of regulatory approval

The demand for diagnostic products for Alzheimer's disease may be limited because there is currently no cure or effective therapeutic products to treat the disease.

Since there is currently no cure or therapy that can stop the progression of Alzheimer's disease, the market acceptance and financial success of a diagnostic technology capable of detecting Alzheimer's disease may be limited. As a result, even if we successfully develop a safe and effective diagnostic technology for identifying this disease, its commercial value might be limited.

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We will need to raise addition capital prior to funding our operations as currently planned.

We have raised $332,842 in equity financing through December 31, 2016. We plan to receive research agreement revenues, collaboration revenues and grant revenues to partially fund our operations. We will also need to raise additional capital prior to funding our operations for the complete development as currently planned. We cannot be certain that any financing will be available when needed, or on terms acceptable to us. If we fail to raise additional financing as we need it, we may have to delay our own product development programs or pass on opportunities to in-license or otherwise acquire new products and/or technologies that we believe may be beneficial to our business. We may spend capital on:

•	research and development programs;

•	pre-clinical studies

•	regulatory processes

•	and clinical trials if we decide to transition ourselves to that stage;

The amount of capital we may require will depend on many factors, including the:

•	progress, timing and scope of research and development programs and

•	progress, timing and scope of our pre-clinical studies

•	time and cost necessary to obtain regulatory approvals to transition our testosterone replacement candidate peptide to first in human trials;

•	time and cost necessary to seek third party manufacturers to manufacture testosterone replacement candidate for preclinical trials;

•	time and cost necessary to seek co-development partners for our products

•	time and cost necessary to respond to technological and market developments;

•	changes made to, or new developments in, our existing collaborative, licensing and other commercial relationships; and

•	new collaborative, licensing and other commercial relationships that we may establish.

We may also need to enter clinical trials for our products in the event that our partnerships or licensing arrangement do not provide sufficient cash flow in which case we will need to obtain additional financing.

  Our expenditures may fluctuate from quarter-to-quarter and year-to-year depending upon the resources available, our development schedule, and our progress. Results of preclinical studies, regulatory decisions and competitive developments for our programs may significantly influence the amount of our research and development expenditures. In addition, if we incur clinical development costs of any program, research and development spending will significantly increase.

We are vulnerable to competition and technological change, and also to resistance from physicians and health care providers to using new therapies.

We will compete with many domestic and foreign companies in developing our technology and products, including biotechnology, medical device and pharmaceutical companies. Many current and potential competitors have substantially greater financial, technological, research and development, marketing, and personnel resources. There is no assurance that our competitors will not succeed in developing alternative products and/or services that are more effective, easier to use, or more economical than those which we may develop, or that would render our products and/or services obsolete and non-competitive. In general, we may not be able to prevent others from developing and marketing competitive products and/or services similar to ours or which perform similar functions or which are marketed before ours.

Competitors may have greater experience in developing products, therapies or devices, conducting clinical trials, obtaining regulatory clearances or approvals, manufacturing and commercialization. It is possible that competitors may obtain patent protection, approval, or clearance from the FDA or achieve commercialization earlier than we can, any of which could have a substantial negative effect on our business.

Physicians and health care providers may resist implementing new therapies due to their prior experience in treating existing conditions.  As a result, they may not initiate therapy despite recognition of the problem or the best intervention for a disease status. In particular, they may resist prescribing new treatments, such the IASO future therapeutic peptide, to treat hypogonadal males.

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We may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and we may not realize the benefits of such alliances or licensing arrangements.

We may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to our product candidates and any future product candidates that we may develop. Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute the shares of our existing stockholders, or disrupt our management and business. In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy.

Further, collaborations involving our product candidates, such as our collaborations with third-party research institutions, are subject to numerous risks, which may include the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

•

collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on our results, changes in their strategic focus due to the acquisition of competitive products, availability of funding, or other external factors, such as a business combination that diverts resources or creates competing priorities;

•	collaborators may delay pre-clinical studies, abandon a product candidate, repeat or conduct new studies, or require a new formulation of a product candidate for testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;

•

collaborators may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

•

disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

•

collaborators may own or co-own intellectual property covering our products that results from our collaborating with them, and in such cases, we would not have the exclusive right to commercialize such intellectual property.

As a result, if we enter into collaboration agreements and strategic partnerships or license our products or businesses, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to our product candidates could delay the development and commercialization of our product candidates in certain geographies for certain indications, which would harm our business prospects, financial condition, and results of operations.

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Risks Related to Our Intellectual Property

We may not be able to protect our proprietary rights.

Our commercial success will depend in large part upon our ability to protect our proprietary rights. There is no assurance, for example, that any additional patents will be issued to us or, if issued, that such patents will not become the subject of a re-examination, will provide us with competitive advantages, will not be challenged by any third parties, or that the patents of others will not prevent the commercialization of products and services incorporating our technology. Furthermore, there can be no guarantee that others will not independently develop similar products and services, duplicate any of our products and services, or design around any patents we obtain.

Our commercial success will also depend upon our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products, services or processes, obtain licenses, or cease certain activities. If we are required in the future to obtain any licenses from third parties for some of our products and/or services, there can be no guarantee that we would be able to do so on commercially favorable terms, if at all. United States and foreign patent applications are not immediately made public, so we might be surprised by the grant to someone else of a patent on a technology we are actively using. We have not conducted a freedom to operate, or FTO, search on our licensed technology associated, modifications made, and/or further developments that may be made, to that technology may not be covered by the initial FTO.

Litigation, which would result in substantial costs to us and the diversion of effort on our part, may be necessary to enforce or confirm the ownership of any patents issued or licensed to us, or to determine the scope and validity of third-party proprietary rights. If our competitors claim technology also claimed by us and prepare and file patent applications in the United States, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, or the Patent Office, or a foreign patent office to determine priority of invention, which could result in substantial costs and diversion of effort, even if the eventual outcome is favorable to us. Any such litigation or interference proceeding, regardless of outcome, could be expensive and time-consuming.

Successful challenges to our patents through oppositions, re-examination proceedings or interference proceedings could result in a loss of patent rights in the relevant jurisdiction. If we are unsuccessful in actions we bring against the patents of other parties, and it is determined that we infringe upon the patents of third parties, we may be subject to litigation, or otherwise prevented from commercializing potential products and/or services in the relevant jurisdiction, or may be required to obtain licenses to those patents or develop or obtain alternative technologies, any of which could harm our business. Furthermore, if such challenges to our patent rights are not resolved in our favor, we could be delayed or prevented from entering into new collaborations or from commercializing certain products and/or services, which could adversely affect our business and results of operations.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition to patents, we intend to also rely on unpatented trade secrets and proprietary technological expertise. We intend to rely, in part, on confidentiality agreements with our partners, employees, advisors, vendors, and consultants to protect our trade secrets and proprietary technological expertise. There can be no guarantee that these agreements will not be breached, or that we will have adequate remedies for any breach, or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Failure to obtain or maintain patent protection, failure to protect trade secrets, third-party claims against our patents, trade secrets, or proprietary rights or our involvement in disputes over our patents, trade secrets, or proprietary rights, including involvement in litigation, could divert our efforts and attention from other aspects of our business and have a substantial negative effect on our results of operations and financial condition.

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We may not be able to protect our intellectual property in countries outside of the United States.

Intellectual property law outside the United States is uncertain and, in many countries, is currently undergoing review and revisions. The laws of some countries do not protect our patent and other intellectual property rights to the same extent as United States laws. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors' patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition.

Changes to United States patent law may have a material adverse effect on our intellectual property rights.

The Leahy-Smith America Invents Act, or AIA, which was signed into law in 2011, significantly changes United States patent law. It may take some time to establish what the law means, since it is just being interpreted by the lower courts, and any lower court decisions have not been reviewed by either the Federal Circuit Court of Appeals or the Supreme Court, a process that will take years. The first major change is that AIA switches the United States patent system from a "first to invent" system to a "first to file" system. Now that the first to file system is in effect, there is a risk that another company may independently develop identical or similar patents at approximately the same time, and be awarded the patents instead of us. Further, for the second major change, AIA abolished interference proceedings, and establishes derivation proceedings to replace interference proceedings in all cases in which the time period for instituting an interference proceeding has not lapsed where an inventor named in an earlier application derived the claimed invention from a named inventor. Now that the derivation proceedings are in effect, there is a risk that the inventorship of any pending patent application can be challenged for reasons of derivation. The third major change is that AIA established post-grant opposition proceedings that will apply only to patent applications filed after "first to file" became effective. Post-grant opposition will enable a person who is not the patent owner to initiate proceedings in the Patent Office within nine months after the grant of a patent that can result in cancellation of a patent as invalid. In addition to AIA, recent court decisions have created uncertainty with regard to our ability to obtain and maintain patents. Therefore there is a risk that any of our patents once granted may be subject to post-grant opposition, which will increase uncertainty on the validity of any newly granted patent or may ultimately result in cancellation of the patent.

In addition, the Supreme Court has recently taken more limiting positions as to what constitutes patentable subject matter. As a result, many patents covering what were previously patentable inventions are now determined to cover inventions which are deemed non-statutory subject matter and are now invalid. As a result of this and subsequent opinions by the Court of Appeals for the Federal Circuit, the Patent Office is now applying more stringent limitations to claims in patent applications and is refusing to grant patents in areas of technology where patents were previously deemed available. Therefore there is a risk that we will be unable to acquire patents to cover our products and if such patents are granted they may subsequently be found to be invalid.

In certain countries, patent holders may be required to grant compulsory licenses, which would likely have a significant and detrimental effect on any future revenues in such country.

Many countries, including some countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent. Compulsory licensing of life-saving products is also becoming increasingly common in developing countries, either through direct legislation or international initiatives. Such compulsory licenses could be extended to our product candidates, which may limit our potential revenue opportunities, including with respect to any future revenues that may result from our product candidates.

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Risks Related to Government Regulation

We operate in a highly-regulated environment and may be unable to comply with applicable federal, state, local, and international requirements. Failure to comply with applicable government regulation may result in a loss of licensure, registration, and approval or other government enforcement actions.

Our products and operations are, or will be, subject to regulation in the United States by the FDA, the Federal Trade Commission, or FTC, the Centers for Medicare and Medicaid Services, or CMS, state authorities and comparable authorities in foreign jurisdictions. Government regulation is a significant factor affecting the research, development, formulation, manufacture, and marketing of our products. If we fail to comply with applicable regulations, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

Risks Related to This Offering, Our Common Stock and Our Warrants

We pay no dividends.

We have never paid cash dividends in the past, and currently do not intend to pay any cash dividends in the foreseeable future.

There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow us to meet our goals.

We are offering our shares on a "best efforts" basis, and there is no minimum number of shares and warrants that must be sold by us in this offering. We do not have an underwriter, and no party has made a firm commitment to buy any or all of the securities being sold in this offering. We intend to sell the shares through our employees, officers and directors, who will not be separately compensated for their efforts. If we use an underwriter or broker to sell any of the shares offered by this prospectus, the net proceeds to us will be reduced by any commissions paid. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. If less than all of the offered shares are sold, we will be required to adjust our plans and allocate proceeds in a manner which we believe, in our sole discretion, will be in our best interests. See "Plan of Distribution".

Our common stock is not currently quoted or listed and may never be quoted or listed by the OTC Markets OTCQB or any other listing or quotation service and if listed, no market may ever develop for our common stock, or if developed, may not be sustained in the future. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets OTCQB, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

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There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA for our shares to be quoted by the OTC Markets OTCQB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

If, following this offering, our common stock is classified as a "penny stock," the restrictions of the penny stock regulations of the Securities and Exchange Commission, or SEC, may result in less liquidity for our common stock.

The SEC has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If our common stock becomes eligible to trade on the OTC OTCQB market we expect it will be classified as a "penny stock". For any transactions involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If, following the offering, the market price for shares of our common stock is below $5.00, and we do not satisfy any of the exceptions to the SEC's definition of penny stock, our common stock will be classified as a penny stock. If such classification should occur, as a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus. If you purchase the shares sold in this offering, you may not be able to resell them in any state unless and until the shares are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our shares for secondary trading, or identifying an available exemption for secondary trading in such shares in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our shares, the market for the shares will be limited, which could drive down the market price of the shares and reduce the liquidity of the shares and a stockholder's ability to resell the shares at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

We will incur increased costs as a result of being an SEC reporting company.

The Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. As a reporting company, we will incur significant legal, accounting and other expenses in connection with our public disclosure and other obligations. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Markets OTCQB, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on OTC Markets OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer. Based upon SEC regulations currently in effect, we are required to establish, evaluate and report on our internal control over financial reporting. We believe that compliance with the myriad of rules and regulations applicable to reporting companies and related compliance issues will require a significant amount of time and attention from our management.

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Our stock price may fluctuate significantly and be highly volatile and this may make it difficult for you to resell shares of our common stock at the volume, prices and times you find attractive.

The market price of our common stock could be subject to significant fluctuations and be highly volatile, which may make it difficult for you to resell shares of our common stock at the volume, prices and times you find attractive. There are many factors that will impact our stock price and trading volume.

Stock markets, in general, experience significant price and volume volatility, and the market price of our common stock may continue to be subject to such market fluctuations that may be unrelated to our operating performance and prospects. Increased market volatility and fluctuations could result in a substantial decline in the market price of our common stock.

There may be future issuances or resales of our common stock which may materially and adversely dilute stockholders' ownership interest and affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock in the future, including securities convertible into, or exchangeable or exercisable for, shares of our common stock. Our issuance of additional shares of common stock in the future will dilute the ownership interests of our then existing stockholders.

As of December 31, 2016, we have issued warrants to purchase 3,000,000 shares of our common stock at an exercise price of $.10 per share and 5,000,000 shares of Common Stock at an exercise price of $.50 per share which contain cashless exercise provisions. We have also issued a warrant to purchase 75,000 shares of common stock at an exercise price of $0.75 per share. Subsequent to December 31, 2016 we have issued warrants to purchase an additional 135,000 shares of common stock at an exercise price of $0.75 per share.

Further, pursuant to employment agreements with Mr. Schell and Mr. Knight, we have issued 250,000 and 500,000 warrants, respectively, at an exercise price of $0.40 per share, 50% of which vested immediately and the balance of which vest in one year.

The sale of a substantial number of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock, whether directly by us in this offering or future offerings or by our existing stockholders in the secondary market, the perception that such issuances or resales could occur or the availability for future issuances or resale of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities on attractive terms or at all.

In addition, our Board of Directors is authorized to designate and issue preferred stock without further stockholder approval, and we may issue other equity and equity-related securities that are senior to our common stock in the future for a number of reasons, including, without limitation, to support operations and growth, and to comply with any future changes in regulatory standards.

Our principal stockholders currently own a substantial number of shares of our common stock and have, and following the offering will continue to have, the power to significantly influence the vote on all matters submitted to a vote of our stockholders.

As of March 17, 2017, VGP Discovery, Inc., or VGP, beneficially owned 14,118,400 shares of our common stock (including 3,102,400 shares of our common stock issuable pursuant to currently exercisable warrants), representing 38.51% of the outstanding shares of our common stock. Dr. Papadopoulos holds voting power and investment power over these shares of stock. VGP will beneficially own 30.25% of the outstanding shares of our common stock on a fully diluted basis following the offering (assuming that all of the shares offered by this prospectus are sold).

As of March 17, 2017, CNKonsulting, Inc., or CNK, beneficially owned 13,180,800 shares of our common stock (including 2,896,800 shares of our common stock issuable pursuant to currently exercisable warrants), representing 36.15% of the outstanding shares of our common stock. Dr. Karatzas holds voting power and investment power over these shares of stock. CNK will beneficially own 28.37% of the outstanding shares of our common stock on a fully diluted basis following the offering (assuming that all of the shares offered by this prospectus are sold).

VGP and CNK, through their beneficial ownership of our common stock, have, and following the offering will continue to have, the power to significantly influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to our certificate of incorporation or bylaws, mergers or other business combination transactions and certain sales of assets outside the usual and regular course of business. The interests of VGP and CNK may not coincide with the interests of our other stockholders, and it could take actions that advance its own interests to the detriment of our other stockholders.

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We may invest or spend the proceeds from this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds of this offering for the following purposes: (i) pre-clinical research and development for our Testosterone Replacement Program; (ii) pre-clinical research and development for our AD Diagnosis Program; and (iii) general corporate and working capital purposes. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits. See "Use of Proceeds."

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $.50 per share, after deducting the estimated offering expenses payable by us, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.3521 per share in the net tangible book value of the common stock (assuming the sale of all of the shares offered by this prospectus). See "Dilution" for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

To the extent that outstanding options or warrants or awards are exercised, you will experience further dilution. As of December 31, 2016, there were options outstanding to purchase 3,000,000 shares of common stock at a weighted average exercise price of $.10 per share, and warrants outstanding to purchase 5,000,000 shares of common stock at a weighted average exercise price of $.50 per share. We have also issued a warrant to purchase 75,000 shares of common stock at a weighted average exercise price of $0.75 per share. Subsequent to December 31, 2016 we have issued warrants to purchase an additional 135,000 shares of common stock at an exercise price of $0.75 per share, 50% of which vested immediately and the balance of which vest in one year.

Further, pursuant to employment agreements with Mr. Schell and Mr. Knight, we have issued 250,000 and 500,000 warrants, respectively, at an exercise price of $0.40 per share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Pursuant to this prospectus, we are offering 10,000,000 shares, or approximately 30% of our outstanding common stock as of December 31, 2016. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments, not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three (3) year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30th date before that time, in which case we would no longer be an emerging growth company as of the following April 30th We cannot predict whether investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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SELLING STOCKHOLDERS

We are registering for resale an aggregate of 3,000,000 shares of our Common Stock by the Selling Stockholders identified below. The Selling Stockholders acquired the foregoing shares of our Common Stock under the exemption from the registration requirements of the Securities Act afforded the Company by Section 4(a)(2) promulgated thereunder. We are registering the shares of Common Stock to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the "Plan of Distribution."

The table below sets forth the name of each Selling Stockholder, the amount of securities of the class beneficially owned by such Selling Stockholder prior to the Offering, the amount to be offered for the Selling Stockholders' account, the amount and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after completion of the Offering (assuming the Company sell's all 10,000,000 shares of Common Stock offered by the Company in this Offering), and the nature each Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

Unless otherwise indicated, none of the Selling Stockholders have been an officer or director of the Company or any of its subsidiaries, predecessors or affiliates within the last three years nor have they had a material relationship with the Company or any of its subsidiaries, predecessors or affiliates within the last three years.

Based on representations made to us by the Selling Stockholders and to the best of our knowledge, no Selling Stockholders are a FINRA-registered broker-dealer or has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the Common Stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

We will not receive any proceeds from the sale of the shares sold by the Selling Stockholders. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. We have no contractual obligations to provide any of our stockholders with registration of their shares. The following table indicates each Selling Stockholders and the amount of shares included for the registration for sale with this prospectus. There is no assurance and no guarantee that the Selling Stockholders will sell all or any number of the shares we are registering for sale in this Offering.

	Before Offering		After Completion of Offering
Selling Stockholder	Amount of Common Stock Owned	Amount of Common Stock Offered for Selling Stockholder's Account	Amount of Common Stock to be owned by Selling Stockholder	Percentage of Common Stock to be owned by Selling Stockholder(1)

Robert D. Green	350,000	350,000	0	0.0%
Gordon Medow & Bonnie Medow	150,000	150,000	0	0.0%
MJJ Properties (2)	200,000	200,000	0	0.0%
Laurence Keith Robertson	100,000	100,000	0	0.0%
Richard M. Schell & Rebecca S. Rice (3)	250,000	250,000	0	0.0%
Dale N. Steen	250,000	250,000	0	0.0%
Pearly H. Wells	50,000	50,000	0	0.0%
James T. Rodgers	300,000	300,000	0	0.0%
Stephen Dehner	100,000	100,000	0	0.0%
Kevin Doerr	50,000	50,000	0	0.0%
Adam A. Veltri	150,000	150,000	0	0.0%
Keith Love	300,000	300,000	0	0.0%
Brian L. Gerdes & Yvonne E. Gerdes	100,000	100,000	0	0.0%
Nycon Resources, Inc. (4)	600,000	600,000	0	0.0%
Duane C. Knight (5)	50,000	50,000	0	0.0%

TOTAL:	3,000,000	3,000,000	0	0.0%

____________

(1)	As of March 17, 2017, 2016, there are 33,562,632 shares of Common Stock of the Company outstanding. Percentages are based on an aggregate of 43,562,632 shares of Common Stock, consisting of (i) 33,562,632 shares of Common Stock outstanding immediately prior to the Offering and (ii) 10,000,000 shares of Common Stock offered by the Company in this Offering and assuming the all shares offered by the Company are sold.

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(2)	Jack E. Lenhart has voting and dispositive control of the securities held by MJJ Properties, LLC.

(3)

Richard M. Schell and is the Chief Executive Officer of our company. Rebecca M. Rice is Mr. Schell's wife. Mr. Schell and Mrs. Rice purchased the Shares in a private placement of our Common Stock as joint owners.

(4)	Daniel A. Nye has voting and dispositive control of the securities held by Nycon Resources, Inc.

(5)	Duane C. Knight is the Chief Financial Officer of our company. Mr. Knight purchased the Shares in a private placement of our Common Stock.

There are no agreements that give Mr. Schell, Mr. Knight or any other member of our executive management or our Board of Directors authority to vote and sell any of the securities held in the accounts of our other Selling Stockholders.

Relationship of the Selling Stockholders to the Company

Included in the 3,000,000 shares of our Common Stock being offered by our Selling Stockholders in this Offering, 250,000 shares are owned directly or indirectly by our Chief Executive Officer and a director and founder of the Company, Richard M. Schell and 50,000 shares are owned directly by Duane C. Knight, our Chief Financial Officer and Director. Since our inception, Mr. Schell has been serving as our Chief Executive Officer and a member of our Board of Directors and Mr. Knight was appointed on October 2, 2015. Mr. Schell and Mr. Knight are respectively anticipated to remain the Company's Chief Executive Officer and Chief Financial Officer for the foreseeable future. Immediately prior to the date of this prospectus, Mr. Schell, directly or indirectly holds an aggregate of 3,258,867 shares of our Common Stock and warrants, which constitute 9.51% of our issued and outstanding voting stock and Mr. Knight holds 300,000 shares of our Common Stock and warrants which constitutes .9% of our issued and outstanding voting stock.

Unless otherwise indicated above, none of the Selling Stockholders named in the Selling Stockholder table above have been an officer or director of the Company or any of its subsidiaries or predecessors within the last three years nor have they had a material relationship with the Company or any of its subsidiaries or predecessors within the last three years.

Based on representations made to us by the Selling Stockholders and to the best of our knowledge, no Selling Stockholders are a FINRA registered broker-dealer or has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the Common Stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

There are no investment funds among our selling security holders. None of our Selling Stockholders, members of our executive management or our Board of Directors is an investment advisor that manages the security holder accounts in the advisor's exclusive discretion.

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USE OF PROCEEDS

We anticipate that the net proceeds to us from the sale of our securities will be approximately $4,800,000 (assuming the sale of all of the shares offered by this prospectus and that no underwriter or brokerage commissions are paid in connection with the offering), after deducting offering expenses. See "Plan of Distribution".

We intend to use the net proceeds of this offering for the following purposes:

•	pre-clinical research and development and administrative services relating to our Testosterone Replacement Program; $2,300,000

•	pre-clinical research and development with respect to our AD Diagnosis Program; $1,000,000

•	general corporate, consulting services, commercialization, business development, patent filing and prosecution and working capital purposes; $1,500,000

The following table illustrates the correlation of the gross proceeds in this Offering between the 10,000,000 shares offered by the Company and the 3,000,000 shares offered by the Selling Stockholder:

	Amount	Pro-rata
Gross Proceeds (1)
From sale of our common shares offered by the Company	$5,000,000	76.92%
From sale of our common shares offered by the Selling Stockholders	1,500,000	23.08%
Total Gross Proceeds	$6,500,000	100.0%

___________

(1)	Assuming that all shares are sold.

We will not receive any proceeds from the sale of the 3,000,000 shares of Common Stock by the Selling Stockholders.

In the event we are unable to sell all of the shares under this offering we will apply the proceeds on a pro-rata basis as indicated above.

Before we apply any of the proceeds for any uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds has yet to be determined by our management.

DIVIDEND POLICY

Holders of our shares of common stock are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available.

We have not declared or paid any dividends in the past to the holders of our common stock and do not currently anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our common stock.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2016 (i) on an actual basis, (ii) as adjusted, on a pro forma basis, to give effect to the sale of all of the shares of common stock offered by this prospectus at the assumed public offering price of $.50 per share, for total net proceeds of approximately $4,800,000 (assuming that no underwriter or brokerage commissions are paid in connection with the offering).

This information should be read together with our consolidated financial statements and other financial information set forth in our financial statements included in this prospectus under "Index to Financial Statements."

	At December 31, 2016
	Actual	Pro Forma As Adjusted

Non-Current Liabilities	$-	$-

Stockholders' (Deficit) Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; -0- shares issued and outstanding	$-	$-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 33,427,632 shares issued before the offering (43,427,632 shares pro forma)	3,343	4,343
Additional paid-in capital	644,762	5,443,762
Accumulated deficit	(687,515)	(687,515)
Total stockholders' (deficit) equity	(39,410)	4,760,590
Total capitalization	$(39,410)	$4,760,590

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (deficit) is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of December 31, 2016 was $(39,410), or $(0.001) per share. Our pro forma net tangible book value (deficit) as of December 31, 2016 was $2,816,840, or $0.068 per share, after giving effect to warrants issued at that time for the purchase of shares of our common stock. After giving effect to the sale of all of the shares of common stock offered by us by this prospectus at an assumed public offering price of $.50 per share, less the estimated offering expenses payable by us (estimated to be an aggregate of $200,000), our pro forma net tangible book value at December 31, 2016 would have been approximately $7,616,840, or $0.148 per share. This would represent an immediate increase in the net tangible book value of $0.147 per share to existing stockholders (giving effect to the warrants as discussed above) and an immediate dilution of $0.352 per share to investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$0.50
Historical net tangible book value (deficit) per share as of December 31, 2016	$(0.001)
Pro forma net tangible book value as of December 31, 2016	$0.068
Increase in historical net tangible book value per share attributable to existing investors in this offering	$0.147
Pro forma, as adjusted, net tangible book value (deficit) per share as of December 31, 2016 after giving effect to this offering	$0.148
Dilution per share to investors in this offering	$0.352

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The following table summarizes, on a pro forma basis as of December 31, 2016, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, before deducting estimated offering expenses, at an assumed public offering price of $.50 per share.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share

Initial Shareholders	28,400,000	65.40%	$2,840	.05%	$0.0001
McGill	1,952,632	4.49%	-	-	-
Private Placement stockholders	3,075,000	7.08%	$330,000	6.19%	$0.11
New investors	10,000,000	23.03%	$5,000,000	93.76%	$0.50
Totals	43,427,632	100%	$5,332,840	100%	$0.12

The above discussion and table is based on 33,427,632 shares of common stock outstanding as of December 31, 2016 and excludes:

•	3,000,000 shares of common stock issuable upon the exercise of warrants as of December 31, 2016 at a weighted-average exercise price of $0.10 per share; and

•

5,000,000 shares of common stock issuable upon the exercise of warrants to purchase common stock that were outstanding as of December 31, 2016, with a weighted average exercise price of $.50 per share; and

•

75,000 shares of common stock issuable upon the exercise of warrants to purchase common stock that were outstanding as of December 31, 2016, with a weighted average exercise price of $.75 per share; and

•	We have issued to The Royal Institution for the Advancement of Learning/McGill University a total of 1,952,632 shares of our common stock pursuant to our licensing agreement with them.

The following table sets forth information with respect to our initial stockholders, private placement stockholders and the public stockholders, assuming that our Shares will pass the review by the Securities and Exchange Commission resulting in the effectuation of this registration statement, listed on a capital exchange market, and open for trading at $.50 as of December 31, 2016.

	Total Common Stock		Total consideration paid		Average price
	Number	%	Amount	%	Per share
Initial Stockholders	28,400,000	65.40%	$2,840	.05%	$0.0001
McGill	1,952,632	4.49%	-	-	-
Private Placement stockholders	3,075,000	7.08%	$330,000	6.19%	$0.11
Public stockholders	10,000,000	23.03%	$5,000,000	93.76%	$0.50
Total	43,427,632	100%	$5,332,840	100%	$0.12

Each $.25 increase (decrease) in the assumed initial public offering price of $.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $2.5 million, or approximately $0.05 per share, and increase (decrease) the dilution per share to investors in this Offering by approximately $0.20 per share, assuming that the number of shares offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated offering expenses. We may also increase or decrease the number of shares we are offering. Each 1,000,000 shares increase or decrease in the number of shares of Common Stock offered by us would increase or decrease our pro forma as adjusted net tangible book value by approximately $500,000, or an increase of approximately $0.007 per share or a decrease of approximately $0.007 per share, and the pro forma dilution per share to investors in this Offering would decrease by approximately $0.007 per share or increase by approximately $0.007 per share, assuming an initial public offering price of $0.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this Offering determined at pricing.

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The following table illustrates a change of voting control as related to the change in value of our Common Stock to our initial stockholders, purchasers in the private placement and to the public stockholders, after deduction of estimated broker-dealer commissions and offering expenses, provided all of the 10,000,000 Common Stock offered by the Company are sold and none of the 3,000,000 shares of Common Stock offered by the Selling Stockholders are sold:

	Before the Offering		After the Offering
	Number of Shares	% Votes	Number of Shares	% Votes	Increase (decrease) (1)
Initial Stockholders	28,400,000	84.96%	28,400,000	65.40%	(19.56)%
McGill	1,952,632	5.84%	1,952,632	4.49%	(1.35)%
Private Placement stockholders as Selling Stockholders	3,075,000	9.20%	3,075,000	7.08%	(2.12)%
Public stockholders	-	-	10,000,000	23.03%	23.03%
Total	33,427,632	100%	43,427,632	100%	-

___________

(1)	The increase (decrease) data represents a surplus to the Selling Stockholders and a dilution to the investors in this Offering assuming our Shares in this Offering are priced at $.50 per share.

To the extent that outstanding options and warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate on applying for trading of our common stock on the OTC Markets OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. We have arbitrarily determined the offering price of $0.50 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. However, we can provide no assurance that our shares of common stock will be quoted by the OTC Markets OTCQB or, if quoted, that a public market will materialize.

Holders

As of the date of this registration statement, we had 33,562,632 shares of common stock outstanding held by 27 holders.

Transfer Agent and Registrar

Our Transfer Agent is Corporate Stock Transfer located at 3200 Cherry Creek Drive South 3200 Cherry Creek Drive South Suite 430, Denver, Colorado 80209. Their phone number is (303)282-4800. Its website is www.corporatestock.com.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

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Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

  Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets OTCQB Qualification for Quotation

To have our shares of common stock on the OTC Markets OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged in discussions with a FINRA Market Maker to file our application on Form 211 with FINRA. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately two (2) to eight (8) weeks for FINRA to issue a trading symbol and allow sales of our common stock.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2017, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2017, including a Form 10-K for the year ended December 31, 2017, assuming this registration statement is declared effective before that date. At or prior to December 31, 2017, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than five hundred (500) shareholders and total assets of more than $10 million on December 31, 2016. If we do not file a registration statement on Form 8-A at or prior to December 31, 2016 as presently intended, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Markets OTCQB, and our officers, directors and ten (10%) stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

IASO BioMed®, Inc. (IASO or the "Company") is a developmental stage biotechnology company focusing on researching and developing drugs and diagnostic tests for products with a large commercial market potential as well and/or and drugs that may qualify for orphan drug status. The Company is developing a drug that it believes will be a safer alternative to currently available testosterone replacement therapy by stimulating the body's own testosterone production rather than using synthetic hormones and steroids, and developing an out of body test to identify Alzheimer's disease. IASO is also developing a process, or method, which the Company believes will be the basis for developing an early stage blood or fluid test for Alzheimer's disease. The Company was incorporated as a C-corporation in the state of Colorado on March 11, 2015. It has its primary place of business in Denver, Colorado.

JOBS Act –We are an "emerging growth company" as defined in the recently-enacted JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not "emerging growth companies." As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a "large accelerated filer" as defined under the federal securities laws.

We have not generated any revenue to date, and we do not currently have a product ready for sale.

As of December 31, 2016 and 2015, our accumulated deficit was $687,515 and $76,865, respectively, our stockholders' (deficit) equity was $(39,410) and $80,977, and our working capital (deficit) was $(39,410) and $80,977, respectively. Our losses have principally been operating expenses incurred in startup research and development costs, general and administrative, legal, and intellectual property expenses. We expect to continue to incur substantial costs for these activities over at least the next year. At December 31, 2016 and 2015, the Company had cash and cash equivalents of $13,191 and $113,313, respectively. Management is taking action to ensure the Company will continue as a going concern for at least one year beyond the date of the issuance of the Company’s financial statements. Through December 31, 2016 the Company has sold $332,842 in common stock. Additionally, the Company is in the process of preparing a Form S-1 Registration Statement with the Securities and Exchange Commission through which it intends to offer for sale additional shares of its common stock.

If we are unable to obtain additional financing on a timely basis, we may have to curtail our development, and business activities, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate. See "Liquidity and Capital Resources" below.

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Recent Developments

In January 2016, the Company signed a worldwide, exclusive license agreement with The Royal Institution for the Advancement of Learning/McGill University, or McGill, for a patent titled Therapeutics for the Induction of Endogenous Steroidogenesis and Methods Associated with Their Identification underlying the basis of our Testosterone Replacement Therapy. The term of the agreement is 10 years or upon the expiration of the patent, whichever is later. The agreement may be terminated by the Company after one year from signing if it gives 60 day’s written notice, ceases to use the intellectual property, paying expense incurred by McGill, submitting reports, terminating all sublicenses and returning all confidential information. The agreement may be terminated by McGill upon in the event of a Company payment default, bankruptcy, material breach of the agreement or failure to use diligent efforts to commercialize and sublicense the intellectual property.  This agreement requires, for each of the Company's potential products, a 3% payment of annual net revenues, with a minimum royalty of CAD $5,000 each, per year starting on the date of commercialization of the first product developed using the intellectual property covered by the license agreement. The Company must pay milestone payments in the aggregate amount of $480,000. The Company has not made any payments to McGill as of this date under the Licensing Agreement.

The Company must also pay McGill an aggregate amount of $255,000 as milestone payments for the out of body test to identify Alzheimer's disease.

These agreements, payable in Canadian dollars, expose the Company to foreign exchange transaction gains and losses. In addition, the Company and McGill agreed to issue 300,000 shares of our common stock to McGill in lieu of the pre-existing anti-dilution provisions. As McGill owns more than 5% of the Company’s outstanding common stock, it is considered a related party.

Also in January 2016 the Company signed a Research Agreement, amended in March 2017 to extend its term by one year, with Research Institute of the McGill University Health Centre, or RIMUHC, and Dr. Vassilios Papadopoulos which is necessary to continue the fundamental research required to develop the patent licensed to the Company from McGill. Dr. Papadopoulos is significant stockholder and member of the Company's board of directors and he will conduct the research and serve as the principal investigator. The agreement provides that Dr. Vassilios Papadopoulos, and his staff will study “Peptide-based pharmacological induction of androgen formation in male hypogonadism” which is the underlying science behind our product candidate and necessary to develop the product. The research will be conducted at RIMUCH and improvements to the licensed intellectual property will be the property of the Company. The results of the research will be reviewed by the parties and the program may be extended upon mutual agreement. The agreement requires the Company to pay a total of $130,000; $65,000 of which was paid upon execution of the agreement and $65,000 was paid in May 2016. The amended Research Agreement calls for $20,000 which was paid at signing, $55,000 to be paid by June 30, 2017 and $55,000 to be paid by September 30, 2017. The term of the agreement is the earlier one year or until the Research Program has been completed and that the agreement may be terminated without cause by either party upon 30 days’ advance written notice. The amendment extended the term by one year. There are limited confidentiality provisions which are subject to the principal investigator’s right to publish findings of the research. The agreement does not enumerate specific termination provisions.

The description of the License Agreement, as amended, and Research Agreement, as amended, are not complete and are qualified by reference to Exhibits 10.1, 10.2, 10.3 and 10.6 to Form S-1 filed with the Securities and Exchange Commission.

The Company has sold $175,000 and $157,842 in common stock in 2016 and 2015, respectively.

Subsequent to December 31, 2016, the Company has sold 135,000 shares of its common stock for $54,000 in units costing $0.40 per share that included warrants to purchase 135,000 shares of common stock exercisable at $0.75 per share for a period of 3 years from issuance.

Results of Operations

For the Period from March 11, 2015 (inception) to December 31, 2015 and for the year ended December 31, 2016.

The following table presents our statements of operations for the period from March 11, 2015 (inception) through December 31, 2015 and for the year ended December 31, 2016:

	December 31, 2015	December 31, 2016
Revenues	$-	$-

Operating Expenses:
General and administrative	76,865	166,643
Research and development	-	444,007
Total operating expenses	76,865	610,650

Loss From Operations	(76,865)	(610,650)

Net Loss	$(76,865)	(610,650)

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Revenues

The Company was incorporated on March 11, 2015 and has no revenues to-date and has no products ready for sale.

General and administrative

General and administrative expenses consist primarily of professional legal and accounting fees related to the incorporation and start up activities of the Company and the preparation and filing of the Company’s Form S-1 registration statement. The Company's CEO and CFO were not paid a salary for their part-time services during the period March 11, 2015 (inception) through December 31, 2016. The Company has recognized the value of their services as contributed services by recognizing $30,000 of compensation expenses in general and administration expenses in the consolidated statement of operations for the year ended December 31, 2016, and additional paid-in capital in the consolidated balance sheet at December 31, 2016. We expect that our general and administrative expenses will increase as we expand our staff, develop our infrastructure and incur additional costs to support the execution of our business plan.

Research and development

Research and development costs are charged to operations in the period incurred. For the year ended December 31, 2016, the Company incurred license fees and stock compensation for $285,263 (see Note 5 to the Company’s financial statements) that were classified as research and development costs from the exclusive license signed with The Royal Institution for the Advancement of Learning/McGill University agreement described earlier in this document.

The Company incurred $13,150 in intellectual property expenses for the period from March 11, 2015 (inception) to December 31, 2015 and $23,197 for the year ended December 31, 2016 that are included as general and administrative expenses.

January 2016, the Company signed a worldwide, exclusive license agreement with The Royal Institution for the Advancement of Learning/McGill University, or McGill, for a patent titled Therapeutics for the Induction of Endogenous Steroidogenesis and Methods Associated with Their Identification underlying the basis of our Testosterone Replacement Therapy. The term of the agreement is 10 years or upon the expiration of the patent, whichever is later. The agreement may be terminated by the Company after one year from signing if it gives 60 day’s written notice, ceases to use the intellectual property, paying expense incurred by McGill, submitting reports, terminating all sublicenses and returning all confidential information. The agreement may be terminated by McGill upon in the event of a Company payment default, bankruptcy, material breach of the agreement or failure to use diligent efforts to commercialize and sublicense the intellectual property. This agreement requires, for each of the Company's potential products, a 3% payment of annual net revenues, with a minimum royalty of CAD $5,000 each, per year starting on the date of commercialization of the first product developed using the intellectual property covered by the license agreement. The Company must pay milestone payments in the aggregate amount of $480,000. The Company has not made any payments to McGill as of this date under the Licensing Agreement (we have paid them the patent expenses of about $7k). The Company must also pay McGill an aggregate amount of $255,000 as milestone payments for the out of body test to identify Alzheimer's disease.

These agreements, payable in Canadian dollars, expose the Company to foreign exchange transaction gains and losses. In addition, the Company and McGill have agreed to issue 300,000 shares of our common stock to McGill in lieu of the pre-existing anti-dilution provisions.

Also in January of 2016 the Company signed a Research Agreement with Research Institute of the McGill University Health Centre, or RIMUHC, and Dr. Vassilios Papadopoulos which is necessary to continue the fundamental research required to develop the patent licensed to the Company from McGill. Dr. Papadopoulos is significant stockholder and member of the Company's board of directors and he will conduct the research and serve as the principal investigator. The agreement provides that Dr. Vassilios Papadopoulos, and his staff will study “Peptide-based pharmacological induction of androgen formation in male hypogonadism” which is theunderlyingscience behind our product candidate and necessary to develop the product. The research will be conducted at RIMUCH and improvements to the licensed intellectual property will be the property of the Company. The results of the research will be reviewed by the parties and the program may be extended upon mutual agreement. The agreement is for a term of one year, extended by amendment for another year, and requires the Company to pay a total of $130,000; $65,000 of which was paid upon execution of the agreement and $65,000 was paid in May 2016. The amended Research Agreement calls for $20,000 to be paid at signing, $55,000 to be paid by June 30, 2017 and $55,000 to be paid by September 30, 2017. There are limited confidentiality provisions which are subject to the principal investigator’s right to publish findings of the research. The agreement does not enumerate specific termination provisions.

The description of the License Agreement and Research Agreement are not complete and are qualified by reference to Exhibits 10.1, 10.2, 10.3 and 10.6 to Form S-1 filed with the Securities and Exchange Commission.

Interest expense

For the period from March 11, 2015 through December 31, 2015, interest expense of $570 was paid to an officer for a note payable of $10,000 that was repaid using proceeds from the Company's stock offering. For the year ended December 31, 2016, the Company recorded interest expense of $197 to the same officer for a note payable of $25,000 that remained outstanding at December 31, 2016.

Liquidity and Capital Resources

We measure our liquidity in a number of ways, including the following:

	December 31, 2015	December 31, 2016

Cash	$113,313	$13,191

Working Capital (Deficit)	$80,977	$(39,410)

Since our inception, we have not generated any revenues and have funded our operations through the sale of our equity securities ($332,842). The implementation of our business plan, as discussed in "Business", will require the receipt of sufficient grant, equity and/or debt financing to purchase necessary technology and materials, fund our research and development efforts, and otherwise fund our operations. If we are able to complete this offering in full, we anticipate that the estimated net proceeds of $4,800,000 from this offering (assuming no underwriter or brokerage commissions are paid in connection with the offering) will fund our operations until at least December 31, 2018.

34

The proceeds of this offering should allow us to validate and optimize the testosterone replacement therapy and complete specificity and sensitivity studies on the Alzheimer's diagnostic. We anticipate that, following this offering (assuming the sale of all of the shares offered by this prospectus), we will require significant additional financing for completion of additional studies, clinical trials, and regulatory filings for both of our potential products. Our strategy is to out-license its testosterone replacement therapy at the IND or Phase I clinical trial stage. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise.

Our financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

During the period from March 11, 2015 (inception) through December 31, 2015 and for the year ended December 31, 2016, our sources and uses of cash were as follows:

Cash Flows from Operating Activities:
	December 31, 2015	December 31, 2016
Net loss	$(76,865)	$(610,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Contributed services	-	30,000
Issuance of stock for license fees	-	285,263
Changes in assets and liabilities:
Prepaid expenses	-	(1,393)
Accounts payable	32,336	(3,539)
Accrued interest, related party	-	197
Net cash used in operating activities	(44,529)	(300,122)

Cash Flows from Financing Activities:
Proceeds from note payable – officer	10,000	25,000
Principal payments of note payable – officer	(10,000)	-
Proceeds from sale of common stock	157,842	175,000
Net cash provided by financing activities	157,842	200,000
Net Increase in Cash	113,313	(100,122)
Cash, beginning of period	-	113,313
Cash, end of period	$113,313	$13,191

Supplemental Cash Flow Information:
Cash paid for interest, note payable – officer	$570	$-

Net Cash Used in Operating Activities

For the year ended December 31, 2016, we experienced negative cash flows from operating activities of $300,122. This is due primarily to a net loss of $580,650 less non-cash contributed services and stock issued as part of the license agreement that was recorded as research and development expense of $285,263, an increase in prepaid expenses of $1,393, a decrease in accounts payable of $3,539, and an increase in accrued interest, related party of $197.

We experienced negative cash flow from operating activities for the period from March 11, 2015 (inception) through December 31, 2015 in the amount of $44,529. This is primarily due to the net loss of $76,865 adjusted for an increase in accounts payable of $32,336.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the nine months ended December 31, 2016 totaled $200,000 of which $175,000 was net proceeds from our initial equity financing and $25,000 was from an unsecured 6% interest note payable to a founder, officer and director of the Company.

Net cash provided by financing activities for the period from March 11, 2015 (inception) through December 31, 2015 totaled $157,842 of net proceeds from our initial equity financing. An officer of the Company loaned the Company $10,000 for initial start-up activities. This amount, plus interest of $570 were repaid to the officer with the proceeds from the Company's stock offering.

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Critical Accounting Policies

Cash and Cash Equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates – The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

 Research and Development Costs – Research and development costs are charged to operations in the period incurred. For the year ended December 31, 2016 the Company incurred $285,263 (see Note 5 to the Company’s financial statements) in license fees and stock compensation for that were classified as research and development costs.

Income Taxes – The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Recently Issued Accounting Pronouncements – In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The amendments in ASU 2015-17 require that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in the update. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, and may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard will not have an impact on the Company's financial position.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize a right of use asset and related lease liability for those leases classified as operating leases at the commencement date and have lease terms of more than 12 months. This topic retains the distinction between finance leases and operating leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, and must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Although the Company currently has no lease obligations, it will adopt the new requirements if it enters into a lease obligation.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. While not currently applicable to the Company, the Company is currently evaluating the impact of the adoption of this guidance on its financial condition, results of operations and cash flows. The adoption is not expected to have a material impact on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2017. This standard will not have a material impact on the Company’s results of operations or financial position.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), which provides guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. For public companies, these amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The adoption of ASU 2016-18 is not expected to have a material impact on the Company’s financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

 Glossary of Terms.

The medical and scientific terms used in this prospectus have the following meanings:

“Assay” means qualitative or quantitative analysis of a substance or a drug to determine its components. For example, a drug to be so analyzed may provide results used to determine the level of testosterone in the blood of a person suspected of being hypogonadal.

“Alzheimer's disease” means a progressive mental deterioration that can occur in middle or old age, due to generalized degeneration of the brain. It is the most common cause of premature senility.

 “DHEA” means dehydroepiandrosterone. DHEA is a hormone that comes from the adrenal gland. It is also made in the brain. DHEA leads to the production of androgens and estrogens (male and female sex hormones).

“Eugonadal levels” mean having healthily functioning gonad levels.

“FDA” means the Food and Drug Administration.

“First in class” means a new and unique mechanism of action for treating a medical condition

“GC/MS” means gas chromatography/mass spectrometry which  is an instrumental technique by which complex mixtures of chemicals may be separated, identified and quantified.

“GnRH” means a Gonadotropin-releasing hormone which is released by the hypothalamus and is responsible for the release of follicle-stimulating hormone and luteinizing hormone from the anterior pituitary gland.

“GnRH antagonists” mean receptor blockers that block the gonadotropin-releasing hormone receptor and thus the action of GnRH.

“Gonadotropins” mean any of a group of hormones secreted by the pituitary that stimulate the activity of the gonads.

 “Gypogonadism” means decreased testicular function that results in testosterone deficiency and infertility in men.

“Gynecomastia” means swelling of the breast tissue in boys or men, caused by an imbalance of the hormones estrogen and testosterone.

“Hematocrit” means the ratio of the volume of red blood cells to the total volume of blood.

“In vitro tests” mean studies of biological properties that are done in a test tube

“In vivo tests” mean studies in which the effects of various biological entities are tested on whole, living organisms usually animals including humans, and plants

“Kallmann syndrome” means a condition characterized by delayed or absent puberty and an impaired sense of smell. The disorder is a form of hypogonadotropic hypogonadism, which is a condition affecting the production of hormones that direct sexual development.

“Leydig cells” mean cells that produce testosterone in the testes under the control of pituitary luteinizing hormone.

“Luteinizing hormone” means a hormone secreted by the anterior pituitary gland that stimulates ovulation in females and the synthesis of androgen in males

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“Neurosteroids” mean steroids made by brain cells independently of peripheral steroidogenic sources.

“Novel drug” means an active compound, complex, molecule that previously has not been approved by the FDA/EMA.

“Organelle” means a cellular structure that performs specific functions within a cell.

“Orchitis” means the inflammation of one or both of the testicles.

"Orphan Drug Designation" program provides orphan status to drugs and biologics which are defined as those intended for the safe and effective treatment, diagnosis or prevention of rare diseases/disorders that affect fewer than 200,000 people in the U.S., or that affect more than 200,000 persons but are not expected to recover the costs of developing and marketing a treatment drug.

“Prader syndrome” means a genetic disorder characterized especially by short stature, mental retardation, hypotonia, functionally deficient gonads, and uncontrolled appetite leading to extreme obesity.

“Peptide” means a compound consisting of two or more amino acids linked in a chain, the carboxyl group of each acid being joined to the amino group of the next by a bond of the type -OC-NH. Many hormones and antibiotics are peptides.  Peptides consist of smaller chains of amino acids than proteins.

“Steroidogenesis” means the formation of steroids, as by the adrenal cortex, testes, and ovaries.

General

We are a developmental stage biotechnology company focusing on researching and developing drugs and diagnostic tests for products with a large commercial market potential as well as drugs which may qualify to treat rare diseases. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

We are developing a drug that we believe will be a safer alternative to currently available testosterone replacement therapy by stimulating the body's own production of testosterone rather than using synthetic steroid hormones. We are also developing an out of body test to identify Alzheimer's disease by developing a process, or method, which we believe will be the basis for developing an early stage blood or fluid test for Alzheimer's disease.

A major part of our research and development activities will be contracted out to the Research Institute of the McGill University Health Centre and conducted in a world class facility. The research team is led by Dr. Vassilios Papadopoulos, one of our founders and directors, who specializes in the biochemistry of steroids and their impact on human disease and use as biomarkers for detection of disease and who also serves as Executive Director and Chief Scientific Officer of the RIMUHC. His research provides the foundation for our initial technologies and products.

Our two core programs, as described below, are both "first in class" and unique. If we are able to successfully execute our pre-clinical trial, our business plan is to attract pharmaceutical companies and/ or biotechnology companies for potential alliances, joint ventures, licensing or acquisition in order to monetize our efforts at an early stage. Depending on the outcome of these strategies, we plan to either partner or continue on our own to apply for regulatory approval in order to perform Phase I clinical studies.

Testosterone Replacement Program – IAS-167A

In May of 2015, the FDA issued a cautionary notice regarding the use of existing testosterone replacement products to treat low testosterone in aging men due to the possible increased risk of heart attack and stroke.3 We are developing a drug to replace current treatments for low testosterone which we believe will not cause dangerous side effects.

Our lead testosterone replacement therapy candidate under development, IAS-167A, is a peptide compound that we have identified and patented and which is designed to use the body's own regulatory mechanisms to produce normal levels of testosterone in men with low testosterone levels, a condition known as hypogonadism. IAS-167A is a first in class compound with a novel molecular target, eliminating the need for administering testosterone externally, by allowing the body's own regulatory machinery to normalize production of testosterone by the testes.

IAS-167A is novel new chemical entity in a highly competitive field which management estimates represents a $2.0 billion4 market opportunity. Our plan is to identify partnership and licensing opportunities or acquirors as early in our development process as possible in order to monetize the unique benefits of IAS-167A and reduce the financial burden by IASO to enter into extensive and time consuming clinical trials prior to request for market approval.

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3 FDA Drug Safety Communication: FDA Cautions About Using Testosterone Products For Low Testosterone Due To Aging; Requires Labeling Change To Inform Of Possible Increased Risk Of Heart Attack And Stroke With Use, 3.3.2015 http://www.fda.gov/Drugs/DrugSafety/ucm436259.htm updating FDA Drug Safety Communication: FDA Evaluating Risk of Stroke, Heart Attack, and Death with FDA-Approved Testosterone Products issued on January 31, 2014. Investigating the risk of stroke, heart attack, and death in men taking FDA-approved testosterone products. http://www.fda.gov/Drugs/DrugSafety/ucm383904.htm

4 Eric Palmer, FiercePharma September 10, 2012, "Abbott, Eli Lilly, Watson Gaining Sales as Aging Men Look For Help"

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Our preliminary animal data indicates that the administration of the IASO peptide in hypogonadal rats elevates testosterone levels without the exogenous administration of Testosterone and with no apparent adverse effects in the IASO peptide treated animals. The table below describes expected attributes we believe are possible after further conducting pre-clinical and clinical trials of IAS-167A.  Since we are still at an early stage of pre-clinical testing it is too early to assess the probability of achieving these results which can only be more accurately determined after human clinical trials.

Potential Benefits of IAS-167(to be proven) vs. Existing Testosterone Replacement Therapy

	TESTOSTERONE REPLACEMENT THERAPY (TRT)	IASO SOLUTION – EXPECTED ATTRIBUTES

Mechanism of Action	"me to" testosterone analogues	First in Class compound, attractive to Pharma

Intervention	Exogenous Testosterone administration pharmacological doses of TRT used, large supra-physiological amounts of circulating T throughout the body

NO exogenous T given; the body makes its own natural T by our pharmacological/biological activation of the natural steroidogenesis mechanism in the testes, thereby inducing restoration of eugonadal levels of T production by the natural producers-Leydig cells

Dosing	Injectable, topical or oral; with inconsistent inter-day / intra-day performance	Formulation to be developed to explore long-acting effects with minimal fluctuations

Prostate	Risk for enlargement	Expected to have neutral effect

Testes	Atrophy with impaired spermatogenesis/infertility; inappropriate for men who wish to father children	Expected to have no effect

Bones	Limited effect	Effects comparable to endogenous T levels

Cardiovascular etc.	Hematocrit, blood pressure, Pulmonary embolism potential; major safety concerns. FDA has ordered testosterone drug makers to add heart attack and stroke risk warnings to medication labels	No cardiac, hepatic or drug related adverse effects expected

Risk Of Contamination

Topical exposure and transfer potential to children, partner and pets; No freedom to use around pregnant loved ones; FDA warning about secondary exposure to topical testosterone gels (AndroGel, Testim) in kids/children

None expected

Abuse Potential	Risk of abuse	None expected

Food interaction / Meal Fat Effect	T levels sensitive to fat content	No effect expected

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Our plan is to identify partnership and licensing opportunities and target strategic acquireors as early in our development process as possible in order to monetize the unique chemical benefits of IAS-167A's share the costs of FDA testing and development, or avoid these expenses all together.

Research Status and Plans.

IAS-761A represents, to our knowledge, the first report of induction of testicular testosterone production using non hormonal agents. Our initial studies produced proof-of-principle data supporting a novel approach to stimulating testosterone formation in males with primary, secondary and acquired hypogonadism that increase both serum and intra-testicular testosterone levels without a suppressive effect on gonadotropins.

We have conducted initial animal studies using laboratory rats rendered hypogonadal. Treatment with IAS-167A resulted in the recovery of intra-testicular testosterone production and circulating testosterone levels without causing damaging side effects.

Our proof of concept experiments so far have demonstrated that:

•

The identified lead peptide IAS-167A rescued intra-testicular and serum testoterone formation in testes cultures ex vivo adult male rats; these rats were induced in a hypogonadism state by treating them with GnRH antagonist (Cetrorelix) which suppressed LH and testosterone production

•	Hypo-gonadal rats (these rats have low testosterone levels) treated with the IAS-167A peptide resulted in restoring serum testosterone levels.

Future studies are focusing on the optimization of the lead peptide IAS-167A and characterization of its stability in-vivo, evaluation of the efficacy (time- and dose- effects) of IAS-167A to restore circulating testosterone levels in hypo-gonadal young LH-suppressed and aging rats (resembling more of the human testicular aging biology), formulation, route of administration, study frequency of treatment and long-term effects, and pharmacokinetics studies. Additional studies which are at an earlier stage of research include the design of peptidomimetics. These are small molecules, similar to our lead compound IAS-167A that mimic its structure in 3D space and retain the ability to interact with the VDAC1 target, and produce the same biological effect: the blockage the 14-3-3ε-VDAC1 interactions and induction of testosterone formation. These will be 2nd generation compounds and as per our target product profile they would be designed to be administered orally. Our work has gone through peer review process and published in reputable journals: Aghazadeh et al. Molecular Therapy (Nature), 2014;22:1779-1791; ibid. In: Hormones and Transport Systems, Liwack G (editor). Vitamins & Hormones, 2015;98:189-227; Aghazadeh and Papadopoulos. Drug Discovery Today, 2016; 21:278-287.

Our goal is to build additional value in our novel peptide technology by seeking orphan drug designations for IAS-167A, and by continuing work to advance this promising product candidate toward pre-clinical testing in multiple therapeutic areas. For example, we will investigate either in our own research or in alliance and/or in collaboration with third parties if our IAS-167A peptide can be used in restoring testosterone levels for rare disorders such as:

•

Klinefelter's syndrome (KS): This syndrome describes a group of chromosomal disorder in which there is at least one extra X chromosome to a normal male karyotype, with prevalence of one in 500 males (47,XXY) characterized by hypogonadism and infertility. This is not so uncommon (1:1000 live male births but most of the time they are missed until puberty where hypogonadism becomes obvious) TRT has been used as a treatment.

•	STAR inactivating mutations: linked to adrenal hyperplasia but they also affect the testis

•

Prader-Willi syndrome: secondary hypogonadism (low gonadotropin and low testosterone levels but not necessarily linked) hypogonadism and infertility are part of a complicated phenotype due to deletion of part of chromosome 15. TRT is used for therapy.

Additional areas of investigation of the effect of IAS-167A peptide are: Chemotherapy-induced testicular failure, HIV patients and opioid users where TRT has been used as a treatment.

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The Basic Science Behind IAS-167A

On a fundamental level testosterone production is regulated by the hypothalamus. When the hypothalamus determines that the body’s testosterone levels are low, it releases a hormone called a gonadotropin-releasing hormone. The gonadotropin-releasing hormone sends a message to the pituitary gland which produces follicle-stimulating hormone (FSH) and lutenizing hormone (LH) which travel through the bloodstream to the testes. FSH stimulated sperm production and LH stimulates the Leydig cells in the testicles to create more testosterone by converting cholesterol into a series of steroid intermediates and, ultimately, into testosterone. The biological process of creating steroids, including testosterone, is called sterodogenisis and generally takes place in the midocondria organelles Lydig cells.

Within mitochondria, cholesterol is converted to pregnenolone by an enzyme in the inner membrane called CYP11A1. Pregnenolone itself is not a hormone, but is the immediate precursor for the synthesis of all of the steroid hormones. Cholesterol import into mitochondria is mediated by a hormone-induced multiprotein complex called the transduceosome, which is composed of cytosolic and outer mitochondrial membrane proteins that control the rate of cholesterol entry into the mitochondria. These proteins interact to produce testosterone. One of these proteins, 14-3-3ε, binds to VDAC1 protein in mitochondria acting as an inhibitor to the production of testosterone. It is the mechanism by which the body tells the Leydig cells that enough testosterone has been produced. We have discovered a compound (IAS-167A) that blocks the interaction of 14-3-3ε with VDAC1, relieving the inhibition induced by the 14-3-3ε-VDAC1 interaction, and thus resulting in increased testosterone production as shown in pre-clinical tests in animal (rat) models of hypogonadism.

Our future studies are expected to validate our proof-of-principle data to support the IAS-167A novel approach to stimulating testosterone formation in males with primary, secondary and acquired hypogonadism that should increase both intratesticular and serum testosterone levels without a suppressive effect on gonadotropins and without the side-effects cited for exogenous testosterone administration. If proven successful and safe, the potential impact of the use of the proposed approach to testosterone elevation could be a paradigm shifting for the clinical treatment of hypogonadism both in aging and in young infertile men.

Background on Low Testosterone.

Low testosterone, or "Hypogonadism," is a condition in males in which the body does not produce enough testosterone. In men, testosterone is thought to regulate sex drive (libido), bone mass, fat distribution, muscle mass and strength, and the production of red blood cells and sperm. A small amount of circulating testosterone is converted to estradiol, a form of estrogen. As men age, they often make less testosterone, and so they produce less estradiol as well. A team led by Dr. Joel Finkelstein at Massachusetts General Hospital investigated testosterone and estradiol levels. As the testosterone dose was reduced, the scientists showed, reductions in lean mass, muscle size, and leg-press strength resulted from decreases in testosterone itself. In contrast, increases in body fat were due to the related declines in estradiol. Both testosterone and estradiol levels were associated with libido and erectile function. The results appeared in the September 12, 2013, issue of the New England Journal of Medicine. Furthermore, hypogonadism may predispose men to obesity, insulin resistance, hypertension, and abnormal lipid profiles.5 6 The WHO has ranked androgen (testosterone) # 18 on the essential medicine list for priority diseases (WHO Model List of Essential Medicines 19th List, April 2015).

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Testosterone replacement can induce and maintain secondary sex characteristics, improve bone mineral density, sexual function, sense of well-being, and muscle mass and strength. The Endocrine Society recommends replacement therapy for symptomatic men with androgen deficiency.7 The goal of testosterone replacement is to achieve testosterone concentrations in the eugonadal range in order to treat the symptoms and prevent the complications of the deficiency.

However, the use of testosterone to treat low testosterone by using current testosterone replacement therapy has potentially damaging side effects. In May of 2015, the FDA cautioned using testosterone products for low testosterone due to aging due to possible increased risk of heart attack and stroke and now requires appropriate labeling in all such products.8 A recent publication demonstrated increased risk of adverse cardiovascular outcomes associated with testosterone replacement in a cohort of 8709 men in the VA health care system who underwent coronary angiography and had low serum testosterone levels. Further reports showed increased risks of myocardial infraction following testosterone prescription in men.9 Another factor to consider with regard to safety of testosterone replacement therapy is the potential for testosterone replacement therapy to elevate estrogens, specifically estradiol. During testosterone replacement, estradiol may increase and, in some cases, exceed the upper limit of normal, which may contribute to the development of nipple or breast tenderness or gynecomastia.10

Reduced serum testosterone is common among (i) sub fertile and infertile young men, including most men diagnosed with idiopathic infertility (primary and secondary hypogonadism); (ii) aging men, because testosterone levels decline after age 40; and are low in the majority of men older than 60 (mainly primary but occasionally secondary hypogonadism); (iii) men with orchitis, and following trauma (injury to genitalia, spinal cord injury), torsion, surgery, chemotherapy, irradiation; and in response to some medications (acquired hypogonadism). The degradation of quality of life is readily apparent in low testosterone situations.

__________

5 Miner MM, Sadovsky R. Evolving issues in male hypogonadism: evaluation, management, and related comorbidities. Cleve Clinic Journal of Med. 2007;74 Suppl 3:S38–S46

6 (http://www.nih.gov/news-events/nih-research-matters/understanding-how-testosterone-affects-men)

7

8 FDA Drug Safety Communication: FDA Cautions About Using Testosterone Products For Low Testosterone Due To Aging; Requires Labeling Change To Inform Of Possible Increased Risk Of Heart Attack And Stroke With Use, 3.3.2015 http://www.fda.gov/Drugs/DrugSafety/ucm436259.htm updating FDA Drug Safety Communication: FDA Evaluating Risk of Stroke, Heart Attack, and Death with FDA-Approved Testosterone Products issued on January 31, 2014. Investigating the risk of stroke, heart attack, and death in men taking FDA-approved testosterone products. http://www.fda.gov/Drugs/DrugSafety/ucm383904.htm

9 Yeap BB, Hyde Z, Almeida OP, et al. Lower testosterone levels predict incident stroke and transient ischemic attack in older men. J Clin Endocrinol Metab. 2009; 94(7):2353–2359. Ohlsson C, Barrett-Connor E, Bhasin S, et al. High serum testosterone is associated with reduced risk of cardiovascular events in elderly men. The MrOS (Osteoporotic Fractures in Men) study in Sweden. J Am Coll Cardiol. 2011; 58(16):1674–1681.

10 Kacker R, Traish AM, Morgentaler A. Estrogens in men: clinical implications for sexual function and the treatment of testosterone deficiency. J Sex Med. 2012; 9(6):1681–1696.

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RIMUHC

We are contracting for part of the research to be performed with RIMUHC and the laboratory run by Dr. Papadopoulos in order to minimize capital expenditures on the state of the art laboratory equipment required by our research and to take advantage of skilled researchers on his team with experience in the relevant fields. We believe that this arrangement with the RIMUHC or other facilities in the future will enable us to perform research at a more cost-effective way than if we developed our own research facilities. Dr. Papadopoulos now serves as the dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences. We expect that research will continue at RIMUHC for at least six months from the effective date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities. See Risk Factors "Drs. Vassilios Papadopoulos and Costas Karatzas, IASO BioMed Directors hold positions with RIMUHC". Dr. Vassilios Papadopoulos runs the Laboratory which will undertake the proposed work under a contract at the RIMUHC. These interrelationships could give rise to potential conflicts of interests which we will try to mitigate but can give no assurances that we will be able to remove conflicts between us and these parties.

We hold an exclusive worldwide license to a McGill patent (Dr Papadopoulos with co-inventors) which covers peptide-based agents promoting endogenous steroidogenesis and particularly the production of testosterone as well as associated therapeutic applications especially suited for the prevention, treatment and/or alleviation of symptoms associated with hypogonadism. The peptide-based agents comprise 14-3-3ε binding motifs and are shown to limit or impede the association between the 14-3-3ε protein and the VDAC1 protein. The license also covers corresponding screening assays based for identifying further therapeutic agents for promoting endogenous steroidogenesis especially suited for the prevention, treatment and/or alleviation of symptoms associated with hypogonadism.

Alzheimer's Disease Diagnosis Program – IAS-OSS

Alzheimer's disease currently claims over 5,000,000 American lives, most of whom are 65 years of age or older and approximately 200,000 are younger. Alzheimer's disease is the most common form of dementia and its most common risk factors are aging and family history. Currently, Alzheimer's disease diagnosis is based on an examination of the patient's history, followed by physical and neurological examinations, including late stage testing which cannot conclusively identify the presence of Alzheimer's disease until followed up by post-mortem analysis of the brain. Due to the complex and interrelated nature of dementia diseases, an accurate early stage, non-invasive test that can distinguish Alzheimer's disease from other forms of dementia has eluded the efforts of medical researchers.

We are developing a method (IAS-OSS) for a blood or fluid based diagnostic device for neurodegenerative diseases, which we believe will be able to identify the early onset of Alzheimer's disease. Our research is based on the measurement of synthesized steroids and accumulated levels of oxidation in the brain which we believe will show a presence in the blood or fluids of humans. We refer to this as our AD Diagnosis Program. Our AD Diagnosis Program is intended to provide a commercially available blood test to determine at an early stage if Alzheimer's disease is present.

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Our initial research has identified an oxidative stress mediated pathway for DHEA, a major neurosteroid in the brain, and demonstrated that in the analytic procedure we developed can be used to identify steroidal metabolites responding to oxidative stress and their presence or absence from the blood of AD patients when compared to normal controls. The proposed Oxidative-Stress dependent Steroidal metabolite profiling test (OSS-test) will also be tested for its potential ability to diagnose other neurodegenerative diseases linked to increased oxidative stress in brain.

We have conducted initial testing procedures and assays for the neurosteroid called dehydroepiandrosterone, or DEHA, observing differences between patients with Alzheimer's disease and normal controls. The oxidation biochemical test identifies the production of DHEA in blood taken from non-Alzheimer's patients whereas the same oxidation process performed with blood from Alzheimer's patients has minimal effects on DHEA levels. In parallel, we have identified a steroidal signature in the blood specific for individuals with neurodegenerative diseases.

These tests have the potential to facilitate Alzheimer's disease diagnosis, as they are targeted to diagnose Alzheimer's disease at very early stages and differentiate it from other types of dementia, monitor the effect of therapeutic interventions and the progression of the disease.

We plan to offer our diagnostic test for Alzheimer's Disease in the United States initially in conjunction with a comprehensive panel of laboratory services provided in a laboratory that has been accredited under the Clinical Laboratory Improvement Amendments of 1988 ("CLIA") to perform high complexity testing. We believe that if our test is solely available through a CLIA-certified lab, we may market the test as a laboratory developed test ("LDT"). We believe our plan will permit us to monetize our IAS OSS at an earlier stage than applying for FDA approval of our device to test patients directly.

By responding to the demand from the pharmaceutical industry for effective Alzheimer's disease screening in drug development programs, our early monetization strategy is consistent with our overall business strategy to attract partnering and licensing opportunities or potential acquireors to reduce or eliminate expenditures for clinical testing to obtain FDA approvals for commercialization.

Research Status and Plans.

The concept behind the development of the blood-based diagnostic tool for neurodegenerative diseases, such as Alzheimer's disease, is based on research that the brain has the ability to synthesize steroids and observations that oxidative stress that accumulates with aging is particularly high in Alzheimer's disease brains, where increased levels of beta-amyloid (Aβ) and iron deposition are among the driving forces for increased oxidative stress and hallmarks of Alzheimer's disease pathology. Neurosteroids are steroids made by brain cells independently of peripheral steroidogenic sources. DHEA is a major neurosteroid identified in the brain. The research underlying our license to IAS-OSS has identified an oxidative-stress mediated pathway for DHEA biosynthesis in the brain and demonstrated that the developed assay can be used to identify steroidal metabolites responding to oxidative stress and is either present or absent from the blood of patients with Alzheimer's disease when compared to normal controls. Thus, the identified steroid metabolites provide a direct measurement of changes occurring in the brain and an accurate diagnostic of Alzheimer's disease.

Assay validation for our future assay may be conducted at accredited labs to enable our test to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials in Alzheimer's. In addition, we intend to validate/qualify our test in order to commercialize it as a Laboratory Developed Test ("LDT") under the Clinical Laboratory Improvement Amendments ("CLIA") in 2018. As part of such commercialization process, the Company will be actively evaluating its options with respect to appropriate CLIA labs. We expect our test to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials for Alzheimer's disease, as a means of selecting the proper patient cohorts while reducing the risk of selecting the wrong patients for inclusion in clinical studies. We expect our test to become available to the pharmaceutical industry under Investigational Use Only (IUO), in therapeutic clinical development programs.

We plan to offer our diagnostic test for Alzheimer's disease in the United States solely in in a laboratory that has been accredited under the Clinical Laboratory Improvement Amendments of 1988 ("CLIA") to perform high complexity testing. We believe that if our test is solely available through a CLIA-certified lab, we may market the test as a laboratory developed test ("LDT")

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Responding to the demand from the pharmaceutical industry for effective Alzheimer's disease screening in drug development programs will be our first monetization strategy through licensing, collaboration and/or co-development.

We believe our diagnostic assay will be initially be regulated as Laboratory Developed Tests ("LDTs") under the Clinical Laboratory Improvement Amendments ("CLIA"), and thereafter the Company may seek to gain FDA approval for its diagnostic candidates as In-Vitro Diagnostics ("IVDs"). CLIA provides that laboratories must demonstrate how well an LDT performs using certain performance standards. Laboratories that perform testing on human specimens for the diagnosis, prevention, or treatment of disease, or for the assessment of health, must comply with all applicable CLIA '88 regulations. These regulations, establish standards to help ensure the quality and accuracy of laboratory testing. While most common laboratory tests are commercial tests, manufactured and marketed to multiple laboratories, some new tests are developed, evaluated, and validated within one particular laboratory. These LDTs are used solely within that laboratory and are not distributed or sold to any other labs or health care facilities.

Because LDTs are not marketed to other labs or facilities, they do not require approval for marketing from the U.S. Food and Drug Administration (FDA) as do commercially developed and marketed tests. However, these types of tests must go through rigorous validation procedures and must meet several criteria before results can be used for decisions regarding patient care. These include demonstration of test accuracy, precision, sensitivity, and specificity. If we are unable to engage a CLIA-certified lab to process our diagnostic test at its facilities, the commercialization of our diagnostic test may be unsuccessful.

We have used the GC/MS testing method and have recorded the following results:

•	Confirmed that the amount of DHEA present in sera from age-matched controls is higher than that found in sera from Alzheimer's disease patients.

•	Demonstrated the presence of an oxidative stress-dependent alternative pathway of DHEA biosynthesis in the human

•

A dramatic increase of DHEA production was observed following incubation of sera from age-matched controls compared to that seen with sera from Alzheimer's disease patients. This significant difference of the DHEA increase, indicated that its precursor, is present at a high level in the control human serum.

We believe that the data supports the investigational use of this biochemical pathway as a diagnostic means for Alzheimer's disease. Based on current data, we believe additional development of the assay, including optimization and validation in key patient population groups, is necessary to determine the specific sensitivity and specificity performance of the assay. Our focus is on advancing the development of a blood-based test for Alzheimer's disease to commercialization in 2018 through reference labs under the Clinical Laboratory Improvement Amendment of 1988 ("CLIA"). Clinical laboratories regulated under the CLIA, qualified to perform high complexity testing, can provide physicians with test results utilizing in-house diagnostic tests using Analyte specific reagents ("ASR's"), restricted devices under section 520(e) of the Federal Food, Drugs, and Cosmetic Act.

Background.

The Alzheimer's Association estimates that approximately 5.3 million Americans had Alzheimer's disease in 2015 with 5.1 million being 65 years of age and older. By 2025 they estimate that 7.1 million people will be inflicted with Alzheimer's disease. The disease is the 6th leading cause of death in the United States and at this time the disease cannot be prevented or slowed. Approximately 1 in 3 seniors die of Alzheimer's disease or related dementias. Most people living with Alzheimer's are not aware of their diagnosis making advanced health care planning and decision making about their lives quite difficult. Dementia is a general term for a decline in mental ability that interferes with daily life. Alzheimer's disease is the most common type of dementia. At this time there is no accurate diagnostic test for Alzheimer's disease.11 Patients are interviewed and observed for symptoms with scans and blood tests being used to rule out other potential issues and not to positively identify the presence of the disease.

Currently Alzheimer's diagnosis depends on the family history, mental assessment, neurological signs and physical exam as briefly described below:

Cerebrospinal Fluid (CSF): CSF samples and protein assays of specific analytes remain today the best tools in the diagnosis of Alzheimer's disease The procedure involves a lumbar puncture - the insertion of a hallow cannula or needle into the lower spinal column in order to collect blood free CSF.

Positron Emission Tomography (PET): PET requires large, multi-million dollar cameras which collect the radioactive decay of minute quantities of radioactive tracers injected into the blood stream. Amyvid from Avid Radiopharmaceuticals, now Lilly Diagnostics, received FDA approval as an in vivo radiotracer to label the amyloid plaques of the brain. These studies cost $3,000-$5,000 per imaging session per patient and are done in a facility with a PET instrument rather than receiving a diagnostic test in their clinician's office.

_________

11 Source: www.alz.org

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Magneto encephalography (MEG): MEG instruments which are both physically large and costly employ advanced superconducting magnets operating in near absolute zero temperature to measure minute brain currents.

Magnetic Resonance Imaging (MRI): MRI instruments are able to measure the gross anatomy of the brain within the skull and although they are costly and accessible only at an imaging center (in patient or outpatient), they are standard of care to insure that there is no gross brain tumor or evidence of white matter infarct, typical after sub-clinical or mini-strokes have occurred. A rather costly modality, is the use of functional MRI whereby a patient is given to complete tasks while they are lying in a MRI brain scanner and asked to participate in task-based maneuvers to understand which anatomical structures are active during the tasks. These diagnostic studies are difficult to implement with satisfactory results due to the distractions of motion artifacts and noise. In routine clinical practice, they are not commonly conducted.

Cognition: There are many companies creating computerized cognitive assessments of a human subject from a neuropsychological perspective. Many of these are considered reliable and easily administered in a clinician's office. Some of the cognitive assessment tools in the market today are the CogState battery of tasks, the CNS Vital Signs, the ImPACT test and the CANTAB battery. However, these cognition assessment tools have limitations on their ability to accurately and objectively measure brain function.

License

In January 2016, the Company signed a worldwide, exclusive license agreement with The Royal Institution for the Advancement of Learning/McGill University, or McGill, for a patent titled Therapeutics for the Induction of Endogenous Steroidogenesis and Methods Associated with Their Identification underlying the basis of our Testosterone Replacement Therapy. The term of the agreement is 10 years or upon the expiration of the patent, whichever is later. The agreement may be terminated by the Company after one year from signing if it gives 60 day’s written notice, ceases to use the intellectual property, paying expense incurred by McGill, submitting reports, terminating all sublicenses and returning all confidential information. The agreement may be terminated by McGill upon in the event of a Company payment default, bankruptcy, material breach of the agreement or failure to use diligent efforts to commercialize and sublicense the intellectual property. This agreement requires, for each of the Company's potential products, a 3% payment of annual net revenues, with a minimum royalty of CAD $5,000 each, per year starting on the date of commercialization of the first product developed using the intellectual property covered by the license agreement. The Company must pay milestone payments in the aggregate amount of $480,000. The Company has not made any payments to McGill as of this date under the Licensing Agreement (we have paid them the patent expenses of about $7k). The Company must also pay McGill an aggregate amount of $255,000 as milestone payments for the out of body test to identify Alzheimer's disease.

These agreements, payable in Canadian dollars, expose the Company to foreign exchange transaction gains and losses. In addition, the Company and McGill have agreed to issue 300,000 shares of our common stock to McGill in lieu of the pre-existing anti-dilution provisions.

Also in January 2016 the Company signed a Research Agreement with Research Institute of the McGill University Health Centre, or RIMUHC, and Dr. Vassilios Papadopoulos which is necessary to continue the fundamental research required to develop the patent licensed to the Company from McGill. Dr. Papadopoulos is significant stockholder and member of the Company's board of directors and he will conduct the research and serve as the principal investigator. The agreement provides that Dr. Vassilios Papadopoulos, and his staff will study “Peptide-based pharmacological induction of androgen formation in male hypogonadism” which is the underlying science behind our product candidate and necessary to develop the product. The research will be conducted at RIMUCH and improvements to the licensed intellectual property will be the property of the Company. The results of the research will be reviewed by the parties. The program was extended one year by an amendment. The agreement required the Company to pay a total of $130,000 which was paid in 2016. The amended Research Agreement calls for $20,000 to be paid at signing, $55,000 to be paid by June 30, 2017 and $55,000 to be paid by September 30, 2017. The term of the agreement is the earlier of one year, which has been extended for one year, or until the Research Program has been completed and that the agreement may be terminated without cause by either party upon 30 days’ advance written notice. There are limited confidentiality provisions which are subject to the principal investigator’s right to publish findings of the research. The agreement does not enumerate specific termination provisions.

The description of the License Agreement, as amended, and the Research Agreement, as amended, are not complete and are qualified by reference to Exhibits 10.1, 10.2, 10.3 and 10.6 to Form S-1 filed with the Securities and Exchange Commission.

Dr. Papadopoulos serves as the dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences at USC. We expect that our research will continue at RIMUHC for at least six months from the effective date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities.

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Laboratory

Certain aspects of our development program will be outsourced under research agreements to the world class laboratory facilities at the RIMUHC in Montreal, Canada and other contract research facilities as deemed appropriate. The facility houses approximately 110 biomedical scientists organized by open laboratory units with shared technology platforms. Researchers have access to highly specialized technology platforms equipped with the most advanced research tools. These facilities include Containment Level 3, Drug Discovery, Histopathology, Immunophenotyping, Molecular Imaging, Proteomics, and Small Animal Imaging Labs platforms. By contracting part of our research activities to RIMUHC's laboratory facilities and the research laboratory of Dr. Papadopoulos we are minimizing expensive capital outlays for testing equipment and efficiently using specialized and world class research resources in order to expedite our research without maintaining a large full time research staff. Dr. Papadopoulos serves as the dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences. We expect that our research will continue at RIMUHC for at least six months from the effective date of this registration statement but we may at any time elect to outsource our research to another facility, including the research facilities at USC or to conduct research at our own facilities.

Technology; Research and Development

We intend to expand our current research agreement and to cover some of our main research activities with the RI-MUHC and Dr. Papadopoulos' laboratory at the RI-MUHC; we will also be seeking collaborations with other academic and industry partners in order to advance our R&D programs. Certain aspects of our work will be contracted to contract research organizations, for example the peptide synthesis part, animal toxicology etc. The Nonclinical Studies for Biologics including our peptide is similar to other drugs and must undergo laboratory and animal testing to define their pharmacologic and toxicologic effects before they can be studied in humans.

Animal species, such as rats and dogs, and a variety of tests, such as functional tests, to identify that our peptide is pharmacologically active, assess our peptide’s pharmacologic activity and define its mechanism of action.

With respect to our Testosterone Replacement Program we have tentatively established the following timelines assuming adequate funding and successful completion of each precursor phase of testing:

Year 1 of Operations:

We expect year 1 of operations to commence upon completion of funding by us of $2,000,000 to $3,000,000 of gross proceeds. Research will be focusing on the optimization of our lead peptide IAS-167A to be selected as the final clinical candidate product. To this end our IAS-167A peptide will undergo stringent tests so that to advance it as is, or in a modified form (for example, to vary the number of amino acids, natural or synthetic in its sequence) into clinical trials in human patients.

The tests we will be performing include: demonstration of biochemical and biophysical properties of our peptide and its efficacy in animal models deemed translatable to efficacy in treating hypogonadism and resembling more of the human testicular aging biology (eg., to restore circulating testosterone levels in hypo-gonadal young LH-suppressed and aging rats). We will also initiate research for the design of peptidomimetic molecules. These are small molecules, similar to our lead compound IAS-167A that mimic its structure in 3D space and retain the ability to interact with the target (VDAC1), and produce the same biological effect: the blockage the 14-3-3ε-VDAC1 interactions and thereby induction of testosterone formation. These peptidomimetics will be 2nd generation compounds and as per our Target Product Profile specifications they would be designed to be administered orally.

Year 2 of Operations

Early formulation studies will aid in selecting our clinical candidate peptide; stability and solubility it will be used as one of determining factors in peptide final selection including the route of administration (injection, pill, capsule, patch etc.). We will perform preclinical pharmacology and pharmacokinetics studies (used to support the clinical dosing route and regimen at later phases of the program). The formulated IAS-167A peptide will be tested in various dose–response studies in animals to evaluate the efficacy (time- and dose- effects) and guide the dosing regimen in early clinical development. We also expect to have our first peptidomimetic leads which will be tested in our established animal models for efficacy.

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Year 3 of Operations

Single- and repeat-dose animal toxicity studies examining the long term and short term impact (typically in two animal species rat and dog) and safety pharmacology studies assessing absorption, disposition, exposure, and clearance and explore dose–response relationships (to evaluate our formulated peptide’s functional effects on major body systems and specific organs) will be performed. This information is used to predict margins of safety for future human studies. We will be formalizing a regulatory strategy in order to advance our program to perform studies under Good Laboratory Practice (GLP) regulations and in the future for either ourselves or a collaborator to begin phase I testing and/or establishing an orphan drug program. The legal framework for preclinical testing of biologics including peptides is essentially similar to that for drugs in that, for example, the FDA’s good laboratory practice (GLP) regulations typically apply. Information to be submitted to FDA include our peptide’s pharmacologic effects and mechanism of action, information on its absorption, distribution, metabolism, and excretion, also details on chemistry, manufacturing, and controls information of our peptide sufficient to allow evaluation of safety, uniformity, consistency, reliability, reproducibility, quality, and integrity of our product candidate. We will also be initiating discussions with various Contract Research Organizations for the manufacturability of our peptide, for assays and a process to prepare large quantities of required material to perform the animal GLP studies.

With respect to our Alzheimer’s Disease Diagnosis Program (IAS-OSS) we have tentatively established the following timelines assuming adequate funding and successful completion of each precursor phase of testing:

Year 1 of Operations:

Will include identifying our assay’s performance metrics such as: Sensitivity, Specificity, Positive Predictive Value (PPV) and Negative Predictive Value (NPV). The sensitivity of a clinical test refers to the ability of the test to correctly identify those patients with the disease. For example, a test with 80% sensitivity detects 80% of patients with the disease (true positives) but 20% with the disease go undetected (false negatives). The specificity of a clinical test refers to the ability of the test to correctly identify those patients without the disease. For example, a test with 80% specificity correctly reports 80% of patients without the disease as test negative (true negatives) but 20% patients without the disease are incorrectly identified as test positive (false positives). The PPV of a test is a proportion that is useful to clinicians since it answers the question: “How likely is it that this patient has the disease given that the test result is positive?” The NPV of a test answers the question: “How likely is it that this patient does not have the disease given that the test result is negative?”

Year 2 of Operations:

The validity (ability of our test to indicate which individuals may have the disease and which do not) in key patient population groups, will be determined in addition to reproducibility, repeatability, reliability (which indicates that the results of our test are identical or closely similar each time it is conducted). Our focus is on advancing the development of a blood-based test for Alzheimer's disease for commercialization in year 3 of our operations through partnerships with reference labs under the Clinical Laboratory Improvement Amendment of 1988. Our key commercial milestone in the development of our blood-based test would be to out license the test by the end of year 3 of our operations or earlier.

We have an exclusive license from McGill University for a patent which was filed with the United States Patent Office on Testosterone Replacement Therapy technology and have initiated National Phase application in various jurisdictions the patent filed and our license of IAS-OSS from McGill is set forth below:

Licensed Intellectual Property – IAS-167A

Program	I.D.	Applicant	Title

IAS-167A Hypogonadism	U.S. Patent No. WO2014197979A1	The Royal Institution For The Advancement Of Learning/McGill University	Therapeutics for the induction of endogenous steroidogenesis and methods associated with their identification.

Our patent is categorized as “composition of matter” covering our peptide and also categorized as a method patent for the use of our peptide to treat hypogonadism. The expiration date of our U.S. patent is in May, 2034. We have filed national phase applications in Canada, Australia, India and Europe filings. We are not aware that any our current claims are being contested.

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We are in the process of securing registrations in the U.S. Patent and Trademark Office for the following trademarks:

IASO

IASO BIOMED

We also have federal common law rights in the trademarks, IASO BioMed, and other trademarks used in the conduct of our business that are not registered.

Our success will depend in large part on our ability to develop and protect our proprietary technology. We intend to rely on a combination of patent, trade secret and know-how, copyright and trademark laws, as well as confidentiality agreements, licensing agreements, non-compete agreements and other agreements, to establish and protect our proprietary rights. Our success will also depend upon our ability to avoid infringing upon the proprietary rights of others, for if we are judicially determined to have infringed such rights, we may be required to pay damages, alter our services, products or processes, obtain licenses or cease certain activities. We conduct prior rights searches before launching any new product development or service to put us in the best position to avoid claims of infringement.

Competition

We will compete with many pharmaceutical, biotechnology, and diagnostic companies, as well as other private and public companies involved in the development and commercialization of testosterone replacement therapy and Alzheimer's diagnostic devices.

Companies in the pharmaceutical, diagnostic and biotechnology fields are subject to intense competition. We compete with numerous larger companies that have substantially greater financial and other resources and more experience. The principal factors affecting our competitive markets include scientific and technological factors, the availability of patent and other protection for technology and products, the ability, length of time and cost required to obtain governmental approval for testing, manufacturing and marketing and in the future upon product approval physician acceptance. Companies that complete clinical trials, obtain regulatory approvals and commence commercial sales of their products before us may achieve a significant competitive advantage. In addition, such companies may succeed in developing products that are more effective and less costly than products that may be developed by us. There can be no assurance that developments by other companies will not render our products or technologies obsolete or noncompetitive or that we will be able to keep pace with the technological developments of our competitors.

We believe that some of our competitors are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing the desired therapeutic or diagnostic effect than products being developed by us. These competing products may be more effective and less costly than the products developed by us.

Significant levels of research within our fields of interest occur at universities, non-profit institutions, and for-profit organizations. These entities compete with us in recruiting skilled scientific talent.

We believe that our ability to compete successfully will depend upon our ability to create and maintain scientifically advanced technology, obtain adequate funding, develop proprietary products, attract and retain scientific personnel, obtain patent or other protection for our products, develop strategic alliances to enhance the likelihood of success, obtain required regulatory approvals and manufacture and successfully market our products.

Set forth below are companies we know of that are either supplying testosterone replacement therapies or are in some stage of testing therapies. However, we are not aware of any company that is conducting research of the same class of drugs as our IAS-167A.

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COMPANY	DRUG	SOURCE

FORENO	Fispemifene is the first selective estrogen receptor modulator designed only for men. It will be developed for treatment of symptoms of low testosterone.	http://forendo.com/

REPROS Therapeutics Inc. ®

Androxal® is a single isomer of clomiphene citrate and is an orally active proprietary small molecule compound. We are developing Androxal® for men of reproductive age with low testosterone due to secondary hypogonadism.

NOVARTIS	Novartis is developing BGS 649, an aromatase inhibitor, for the treatment of obese hypogonadotropic hypogonadism. Development is at the phase II stage for hypogonadism in the US and Canada.

ANTARES PHARMA	QUICKSHOT® testosterone enanthate administered once-weekly by subcutaneous injection using the QuickShot® auto injector Ph III.	http://www.antarespharma.com/files/4714/2486/6835/P3_PK_QST__2-24-15.pdf

ENDO	NATESTO was launched in March 2015; it is a T nasal gel formulation for TRT	http://www.endo.com/endopharma/our-products

CLARUS THERAPEUTICS	REXTORO, if approved by the FDA, will be a first-in-class oral T formulation to treat men diagnosed with T deficiency together with an associated medical condition known as hypogonadism.	http://www.clarustherapeutics.com/content/product-development/overview.htm

DIURNAL	Diurnal is developing a first-in-class physiological native oral testosterone replacement treatment for patients suffering from hypogonadism (preclinical).	http://www.diurnal.co.uk/products-pipeline/native-oral-testosterone/

FERRING	Ferring is running a phase 3, open-label, non-randomized, clinical trial to evaluate the efficacy and safety of FE 999303 (Testosterone Gel) in adult hypogonadal males.

LIPOCINE	LPCN 1021 is a novel oral product candidate of Testosterone (T) prodrug, Testosterone Undecanoate (TU) developed as an oral alternative to current testosterone replacement therapy (TRT) products.	http://www.lipocine.com/pipeline/lpcn-1111/

MONOSOL Rx	MSRX-110 is T on dissolvable film, a minimally invasive alternative to pills, injections and gels.	http://www.monosolrx.com/content/pipeline/overview.htm

PANTARHEI Bioscience B.V.

Testetrol (T2) is an orally bioavailable, natural metabolite of testosterone derived from the feto-placental unit. Testetrol is synthesized by the fetal liver during pregnancy. Testetrol differs from testosterone by having an hydroxyl-group at the 15-position.

http://www.pantarheibio.com/pipeline/others.htm

SOLUBEST	Utilizing its Solumer™ methodology Solubest developed a new oral formulation of Testosteron Undecaonoate.	http://www.solubest.com/pages/products/testosterone.php

MERCK	Andriol is an oral formulation of Testosterone undecanoate

We do not know of any FDA-approved diagnostic to detect Alzheimer's disease, although there are tests available under the CLIA exemption through reference labs. If any of our current diagnostic programs are ultimately successfully marketed, they would compete against, or augment, the most widely used current practice of detecting Alzheimer's disease through a battery of tests, namely neurological and psychiatric examinations, extensive laboratory tests and brain imaging to rule out other conditions (such as stroke, brain tumor, or depression) with similar symptoms.

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We are aware of other companies and academic institutions pursuing the development of biochemical markers to be utilized in the diagnosis of Alzheimer's disease. Competitive diagnostics in development, as well as some that are marketed through reference laboratories, include approaches which attempt to identify Alzheimer's disease patients by measuring: (i) normal tau, total tau or phosphorylated tau in CSF, either individually, or as part of a panel, (ii) beta amyloid, (iii) neural thread protein in CSF and/or urine, (iv) amyloid derived diffusible ligands ("ADDL's") in CSF, (v) imaging plaques in the brain, or (vi) employing proteomic or genetic markers for Alzheimer's disease. Athena Diagnostics has "research use only" type CSF-based tests available, Acumen Pharmaceuticals (based on detection of soluble Aβ oligomer levels in the cerebrospinal fluid of Alzheimer patients).

Companies and academic centers are in the process of developing blood based test to diagnose the Alzheimer's disease at early stages. University of Calgary investigators (they use special molecular probes and advanced spectral microscopy to detect minute amounts of abnormal proteins in blood). Georgetown University Medical Center (Howard J. Federoff, identified 10 phospholipids present at consistently lower levels in blood samples of most of the group that developed Alzheimer's). Proteome Sciences and researchers at Kings College, London (identified a combination of 10 proteins capable of predicting whether individuals with MCI would develop Alzheimer's disease within a year, with an accuracy of 87 percent). National Institute on Aging (focusing on a protein in the brain called insulin resistance signaling IRS-1 that may signal the earliest stages of Alzheimer's, participants who had Alzheimer's had higher amounts of the inactive form of IRS-1 and lower amounts of the active form than those adults who were healthy. The participants who were diabetic had intermediate levels of IRS-1); Israeli based NeuroQuest (develops a novel blood-based diagnostic test for Alzheimer's disease based on a specific cellular immune response which reflects the failure of the immune system to cope with the disease and thereby contributes to disease escalation). NanoSomiX has developed a unique process to measure a specific panel of Alzheimer's disease linked neural proteins in blood based on amyloid beta 1-42, total tau, p-tau T181, p-tau S396, as well as exosome marker CD81. We are not aware of any company that is conducting research of early detection of Alzheimer's disease using the same technology and methodologies that we are using.

Set forth below are the companies we know of that are supply or testing diagnostic devices for Alzheimer's disease or are at some stage of testing. However, we are not aware of any company that is conducting research of early detection of Alzheimer's disease using the same technology and methodologies that we are using.

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Many of our competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than we do. We cannot, with any accuracy, forecast when or if these companies are likely to bring their products and therapies to market in competition with those that we are pursuing.

Customers

Since our products are in pre-clinical trial we do not have any existing customers. Our testosterone replacement and Alzheimer's diagnostic's products are intended to be marketed to physicians, other health care professionals, hospitals, research institutions, pharmaceutical companies and the military. It is anticipated that physicians who specialize in urology, men's health and internists will be the physicians most likely to use our testosterone replacement therapy and physicians that specialize in geriatrics, neurology and will be the physicians most likely to use our diagnostic tests.

Governmental Regulation

U.S. Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, state and local governments, and private third-party accreditation organizations regulate and monitor the health care industry, associated products, and operations. The following is a general overview of the laws and regulations pertaining to our business.

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Drug and Biological Product Regulation

Our testosterone peptide will be regulated as a drug, or biological product under the FDCA and/or Section 351 of the Public Health Service Act (PHSA), and applicable FDA regulations. The FDA has broad regulatory authority over drugs and biologics marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, effectiveness, labeling, storage, recordkeeping, promotion, distribution, and production of drugs and biological products. The FDA also regulates the export of drugs and biological products manufactured in the United States to international markets.

For products that are regulated as drugs, an investigational new drug, or IND, application and an approved new drug application, or NDA, are required before marketing and sale in the United States pursuant to the requirements of 21 C.F.R. Parts 312 and 314, respectively. An IND application notifies the FDA of prospective clinical testing and allows the test product to be shipped in interstate commerce. Approval of a NDA requires a showing that the drug is safe and effective for its intended use and that the methods, facilities, and controls used for the manufacturing, processing, and packaging of the drug are adequate to preserve its identity, strength, quality, and purity. If regulated as a biologic, the product must be subject to an IND to conduct clinical trials and a manufacturer must obtain an approved biologics license application, or BLA, before introducing a product into interstate commerce. To obtain a BLA, a manufacturer must show that the proposed product is safe, pure, and potent and that the facility in which the product is manufactured, processed, packed, or held meets established quality control standards.

Drug and biological products must also comply with applicable registration, product listing, and adverse event reporting requirements as well as the FDA's general prohibition against misbranding and adulteration. Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of drugs and biologics for indications or uses that have not been approved by the FDA (i.e., "off label" promotion).

In the event that the FDA does not regulate our services in the United States solely under the HCT/P regulation, our products and activities could be regulated as drug or biological products under the FDCA. If regulated as drug or biological products, we will need to expend significant resources to ensure regulatory compliance. If an IND and NDA or BLA are required for any of our products, there is no assurance as to whether or when FDA approval of the product will be received. The process of designing, conducting, compiling and submitting the non-clinical and clinical studies required for NDA or BLA approval is time-consuming, expensive and unpredictable. The process can take many years, depending on the product and the FDA's requirements.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

Medical Device Regulation

The FDA also has broad authority over the regulation of medical devices marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution, and production of medical devices. The FDA also regulates the export of medical devices manufactured in the United States to international markets.

Under the FDCA, medical devices are classified into one of three classes - Class I, Class II, or Class III, depending upon the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness. Class I devices are subject to the lowest degree of regulatory scrutiny because they are considered low risk devices and need only comply with the FDA's General Controls. The General Controls include compliance with the registration, listing, adverse event reporting requirements, and applicable portions of the Quality System Regulation as well as the general misbranding and adulteration prohibitions.

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Class II devices are subject to the General Controls as well as certain Special Controls such as 510(k) premarket notification. Class III devices are subject to the highest degree of regulatory scrutiny and typically include life supporting and life sustaining devices and implants. They are subject to the General Controls and Special Controls that include a premarket approval application, or PMA. "New" devices are automatically regulated as Class III devices unless they are shown to be low risk, in which case they may be subject to de novo review to be moved to Class I or Class II. Clinical research of an investigational device is regulated under the investigational device exemption, or IDE, regulations of 21 C.F.R. Part 812. Nonsignificant risk devices are subject to abbreviated requirements that do not require a submission to the FDA but must have Institutional Review Board (IRB) approval and comply with other requirements pertaining to informed consent, labeling, recordkeeping, reporting, and monitoring. Significant risk devices require the submission of an IDE application to the FDA and the FDA's approval of the IDE application.

The FDA premarket clearance and approval process can be lengthy, expensive and uncertain. It generally takes three to twelve months from submission to obtain 510(k) premarket clearance, although it may take longer. Approval of a PMA could take one to four years, or more, from the time the application is submitted and there is no guarantee of ultimate clearance or approval. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of devices for indications or uses that have not been cleared or approved by the FDA. Modifications or enhancements of products that could affect the safety or effectiveness or effect a major change in the intended use of a device that was either cleared through the 510(k) process or approved through the PMA process may require further FDA review through new 510(k) or PMA submissions.

In the event we develop processes, products or services which qualify as medical devices subject to FDA regulation, we intend to comply with such regulations. If the FDA determines that our products are regulated as medical devices and we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, application integrity proceedings, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

In vitro diagnostic products have a different path to regulatory approval. The Premarket Approval Application ("PMA") process regulated by the Office of In Vitro Diagnostic Device and Safety ("OIVD") of the FDA. The regulatory process leading to a submission of an in vitro diagnostic device PMA for FDA approval to market involves a multistage process including: (1) a Pre-Investigational Device Exemption ("Pre-IDE") program in which preliminary information is submitted to the FDA for review and guidance on, and acceptance of, the test protocol and proposed clinical trial to evaluate the safety and effectiveness of an in vitro diagnostic product followed by, (2) an Investigational Device Exemption ("IDE") submission for approval to allow the investigational diagnostic device to be used in a clinical study in order to (3) collect safety and effectiveness data required to support a PMA to receive FDA approval to market a device. Data from a clinical trial is used to evaluate the clinical performance of the diagnostic test.

Before FDA approval for general sale, under certain conditions, companies can supply either "investigational use only" or "research use only" assays under the Clinical Laboratory Improvement Amendment ("CLIA") of 1988. Whether we will be able to market kits under these regulatory categories, or obtain final approval for a kit for specific claims, is uncertain given changing regulatory environments in most major markets.

Current Good Manufacturing Practices

Products that are regulated as drugs, biological products, or devices must comply with applicable good manufacturing practice regulations. The current Good Manufacturing Practices, or cGMPs, regulations for drug products are found in 21 C.F.R. Parts 210 and 211; the General Biological Product Standards for biological products are found in 21 C.F.R. Part 610; and the Quality System Regulation for medical devices are found in 21 C.F.R. Part 820. These cGMPs and quality standards are designed to ensure the products that are processed at a facility meet the FDA's applicable requirements for identity, strength, quality, sterility, purity, and safety. In the event that our domestic United States operations are subject to the FDA's drug, biological product, or device regulations, we intend to comply with the applicable cGMPs and quality regulations.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

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Good Laboratory Practices

The FDA prescribes good laboratory practices, or GLPs, for conducting nonclinical laboratory studies that support applications for research or marketing permits for products regulated by the FDA. These regulations are published in Part 58 of Title 21 of the C.F.R. GLPs are intended to assure the quality and integrity of the safety data filed in research and marketing permits. GLPs provide requirements for organization, personnel, facilities, equipment, testing facilities operation, test and control articles, protocol for nonclinical laboratory study, records, reports, and disqualification by the FDA. To the extent that we are required to, or the above regulation applies, we intend that our domestic laboratory activities will comply with GLPs.

Federal Regulation of Clinical Laboratories

Congress passed the Clinical Laboratory Improvement Amendments, or CLIA, in 1988, which provided the Centers for Medicare and Medicaid Services, or CMS, authority over all laboratory testing, except research that is performed on humans in the United States. The Division of Laboratory Services, within the Survey and Certification Group, under the Center for Medicaid and State Operations, or CMSO, has the responsibility for implementing the CLIA program.

The CLIA program is designed to establish quality laboratory testing by ensuring the accuracy, reliability, and timeliness of patient test results. Under CLIA, a laboratory is a facility that does laboratory testing on specimens derived from humans and used to provide information for the diagnosis, prevention, treatment of disease, or impairment of, or assessment of health. Under the CLIA program, laboratories must be certified by the government, satisfy governmental quality and personnel standards, undergo proficiency testing, be subject to inspections, and pay fees. The failure to comply with CLIA standards could result in suspension, revocation, or limitation of a laboratory's CLIA certificate. In addition, fines or criminal penalties could also be levied. To the extent that our business activities require CLIA certification, we intend to obtain and maintain such certification. We plan to outsource our laboratory testing to CLIA certified laboratories.

Foreign Government Regulation

In general, we will need to comply with the government regulations of each individual country in which our products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States. The level of complexity and stringency is not always precisely understood today for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in up-regulation of our product(s), thereby creating a greater regulatory burden for our products. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. It is possible that we may not be permitted to expand our business into one or more foreign jurisdictions.

We do not have any definitive plans or arrangements with respect to the establishment by us of our products in any other country. We intend to explore any such opportunities as they arise.

Offices

Our principal executive offices are located at 7315 East Peakview Avenue, Centennial, Colorado 80111. We occupy approximately 500 square feet of space at these premises that are currently being offered to us at no charge by one of our founders on a month-to-month basis. Our premises are suitable and adequate for our current operations. Our premises are suitable and adequate for our current operations.

Employees

We currently have 2 employees all of whom are part-time employees. We believe that our employee relations are good.

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MANAGEMENT

Directors and Executive Officers

Information regarding our directors and executive officers is set forth below. At this time our Chief Executive Officer and Chief Financial Officer are part time employees.

Name	Age	Positions Held
Mr. Richard M. Schell	60	Chief Executive Officer, President and Chairman of the Board
Mr. Duane C. Knight, Jr.	56	Chief Financial Officer, Director
Vassilios Papadopoulos, PhD	56	Director
Costas Karatzas, PhD	57	Director

Mr. Richard M. Schell

Dick Schell has served as our Chief Executive Officer and Chairman of the Board of Directors since March, 2015. From December 1997 to the present, Mr. Schell served as a Vice President and Relationship Manager for Colorado Business Bank. Mr. Schell earned a Bachelor of Science degree in Finance from the University of Wyoming and a Graduate Banking degree from the Colorado School of Banking. We believe that Mr. Schell's extensive experience in banking, finance and guidance to numerous companies, ranging from oil and gas exploration to technology and high tech production facilities during their initiation and development gives him the qualifications and skills to serve as one of our directors.

Mr. Duane C. Knight, Jr.

Duane C. Knight, Jr. has served as our Chief Financial Officer and director since March, 2015. From 1999 to the present he was the owner of owner of D.C. Knight & Company, Inc., a financial and accounting consulting firm. Mr. Knight served as chief financial officer of ValveXchange, Inc., a medical device manufacturer and distributor, Neuromonics, Inc., and Denver Biomedical, Inc., all of which are medical and device manufacturers. Mr. Knight earned his BSBA degree in Accounting from Colorado State University with a Minor in Economics, and an MBA from the University of Colorado. He is a published author, speaker and a Colorado Certified Public Accountant. We believe that Mr. Knight's extensive experience in medical device industry and his experience as a CPA and Chief Financial Officer responsible for public company financial accounting and controls gives him the qualifications and skills to serve as one of our directors.

Vassilios Papadopoulos, PhD.

Dr. Papadopoulos has served as our director since March, 2015. From October 1, 2016, Dr. Papadopoulos has served as dean of the USC School of Pharmacy and holds the John Stauffer Dean’s Chair in Pharmaceutical Sciences. From 2007 to October 1, 2016, Dr. Papadopoulos served as the Executive Director and Chief Scientific Officer of the Research Institute of the McGill University Health Centre. From 2007 to October 1, 2016, he served as a professor of medicine, biochemistry, pharmacology & therapeutics at McGill University and held the Canada Research Chair in Biochemical Pharmacology and the Phil Gold Chair in Medicine. Dr. Papadopoulos was formerly a faculty member of Georgetown University's School of Medicine in Washington D.C. and became a professor and Chairman of the Biochemistry and Molecular Biology departments, and the Director of the Biomedical Graduate Research Organization. Dr. Papadopoulos has published more than 300 articles and holds many patents and his work has been cited over 15,700 times. Dr. Papadopoulos is a graduate of the School of Pharmacy of the University of Athens, Greece, and completed his PhD in Health and Life Science at the Université Pierre et Marie Curie in Paris. We believe that Dr. Papadopoulos extensive experience in steroid hormone biosynthesis research and his role in developing our products gives him the qualifications and skills to serve as one of our directors.

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Costas Karatzas, PhD.

Dr. Karatzas has served as our director since March, 2015. From 2009 to the present, Dr. Karatzas serves as the Director of Business Development at the Research Institute of McGill University Health Center, Montreal, Canada responsible for business development, technology transfer, commercialization, fund raising and international alliance activities. From 1994 to 2008 he held senior management positions as Vice President and Senior Vice President of R&D managing multidisciplinary teams of scientists and responsible for operations, IP strategy, technology transfer and part of senior management of NEXIA Biotechnologies Inc. during their initial public offering. He also held senior management positions at Gene Pharming Europe, AgroCultures, Pharmathene Inc.Dr. Karatzas has 47 peer review publications, and is the inventor of 16 patents and he has authored 4 book chapters. Dr. Karatzas attended McGill University where he earned a M.Sc., (Hon.) in Muscle Biochemistry and a Ph.D., in Molecular Biology (Animal Endocrinology) and has completed McGill's Executive Development Course Mini-MBA. He Holds a B.Sc., degree from the Agricultural University of Athens. We believe that Dr. Karatzas' extensive experience in business development, technology transfer, product development and commercialization in the biotechnology and medical device industries gives him the qualifications and skills to serve as one of our directors.

Scientific Advisors

Scientific Advisory Board

The following persons are the members of our Scientific Advisory Board:

Vassilios Papadopoulos, PhD, Chairman (See Biography above)

Barry Zirkin, Phd, Member

Dr. Zirkin is a professor in the Department of Biochemistry and Molecular Biology at the Johns Hopkins Bloomberg School of Public Health, and the Head of the Division of Reproductive Biology. One of his major research focuses is on the molecular regulation of Leydig cell steroidogenic function and DNA damage/repair during aging. In particular is the role of oxidative stress resulting from increased production of reactive oxygen and decreases in cellular antioxidant defenses. His second research focus is on the stem cells that ultimately give rise to adult Leydig cells, and on the issue of whether and how stem cells age. A third focus is on the regulation of mammalian spermatogenesis and its translation to male infertility and contraception. He is also examining the effect of fetal exposure to phthalates on steroidogenic function later in life. Dr. Zirkin is the author of or contributing author to 182 publications over his respected career. He has collaborated with Dr. Papadopoulos. Dr. Zirkin earned his Ph.D. at the University of Rochester and he is a Fellow of the American Association for the Advancement of Science (AAAS).

Robert Brannigan, M.D., Member

Dr. Robert Brannigan is an Urologist and Male Infertility Specialist in Chicago, Illinois, affiliated with Northwestern Memorial Hospital. He received his medical degree from Northwestern University Feinberg School of Medicine and has been in practice for 23 years. Dr. Brannigan completed his residency in urology at the McGaw Medical Center of Northwestern University and followed this with a fellowship in male reproductive medicine and surgery at Baylor College of Medicine in Houston, Texas. During his fellowship, Dr. Brannigan trained with Dr. Larry Lipshultz, a world-renowned leader in the field of male reproductive medicine and surgery. Dr. Brannigan is Director of the Andrology Laboratory at Northwestern, which conducts state-of-the-art testing to assist in the evaluation of male factor infertility. Dr. Brannigan has expertise in the following areas: evaluation and treatment of male factor infertility, microsurgical vasectomy reversal, sperm procurement techniques, microsurgical varicocele ligation, managing testicular failure and hypogonadism, sperm cryopreservation/banking, evaluation and treatment of ejaculatory disorders, general urology. Dr. Robert Brannigan is the author and co-author of over 33 scientific publications and book chapters in prestigious scientific journals specializing in urology. He is co-editor of the book "Fertility Preservation in Adult Male Cancer Patients.," published in 2007.

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Lewis S. Blumenthal, M.D., Member

Dr. Blumenthal graduated from the College of Medicine at the University of Illinois, and offers the Board extensive experience and knowledge of the effects of low Testosterone in Women and both the need and necessity for treatment as women age. He is board-certified in Obstetrics and Gynecology, and has been in the profession since 1978. His special interests include minimally invasive surgery and menopausal/perimenopausal issues. He was the President and Founder of Unagyn Health Partners, LLC, a horizontally integrated single specialty IPA network of Obstetricians and Gynecologists. He was the Medical Director, Omnia of Greater Chicago, a horizontally integrated national network of Obstetricians and Gynecologists and Co-Chairman and Co-Founder of The OB-GYN Crisis Coalition, a Chicagoland network of Physicians working to improve the liability insurance crisis. He is currently the Clinical Instructor of the Department of Obstetrics and Gynecology at Northwestern University Medical School, and has held that position at the University of Chicago-Pritzker School of Medicine, and the University of Illinois College of Medicine. Dr. Blumenthal is a Fellow of the American Board of Obstetrics and Gynecology; Certified in Advanced Operative Laparoscopy and Hysteroscopy by the Accreditation Council for Gynecologic Endoscopy, Inc.

Costas Karatzas, PhD. Observer (See Biography above)

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

The directors will hold office until the respective annual meetings of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

Each executive officer will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal year ended December 31, 2016 and 2015 by our (i) principal executive officer and our principal financial officer and (ii) all other executive officers, other than our principal executive officer, whose total compensation for the 2016 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the Named Executive Officers):

Name and Principal		Salary		Bonus			Option Awards	All Other Compensation		Total
Position	Year	Earned	Waived	Earned	Waived		Earned	Earned	Waived	Earned	Waived

Richard M. Schell,	2016	$-	$-	$-		$-	$-	$-	$-	$-	$-
Chief Executive Officer	2015	$-	$-	$-		$-	$-	$-	$-	$-	$-

Duane C. Knight	2016	$-	$-	$-	$		$-	$-	$-	$-	$-
Chief Financial Officer	2015	$-	$-	$-		$-	$-	$-	$-	$-	$-

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2016 to the Named Executive Officers:

	Option Awards					Stock Awards
Equity
incentive
plan
								Equity	awards:
			Equity					incentive	Market or
			incentive					plan	payout
			plan					awards:	value of
			awards:					Number of	unearned
	Number of	Number of	Number of			Number	Market	unearned	shares,
	securities	securities	securities			of shares	value of	shares,	units or
	underlying	underlying	underlying			or units of	shares of	units or	other
	unexercised	unexercised	unexercised	Option	Option	stock that	units	other rights	rights
	options	options	unearned	exercise	expiration	have not	that have	that have	that have
Name	exercisable	unexercisable	options	price	date	vested	not vested	not vested	not vested

Richard M. Schell	-	-	-	-	-	-	-	-	-

Duane C. Knight	-	-	-	-	-	-	-	-	-

Employment Agreements

We have entered a two-year employment agreement with Richard M. Schell, effective March 1, 2017, as Chief Executive Officer of our company. Mr. Shell will assume his responsibilities on a part time basis until requested by the Board of Directors to become a full-time executive. Mr. Schell will receive compensation of $150,000 per annum and be granted a five-year warrant with cashless exercise provisions to purchase 250,000 shares of our common stock of which 125,000 shares shall vest immediately and the remaining 125,000 shares shall vest one year from the date of issuance unless otherwise accelerated or terminated pursuant to the terms of the employment agreement. Commencing six (6) months from the effective date of the agreement, Mr. Schell will receive one year of severance pay and his warrants will be accelerated if he is terminated not for cause, resigns for good reason, or if his employment agreement is not renewed after the end of the term. If we do not raise a minimum of $750,000 by September 30, 2017, either we or Mr. Shell may terminate the agreement without further liability and without the payment of severance or acceleration of unvested stock granted under the warrant. The CEO will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. This description of Mr. Schell’s employment agreement is not complete and is qualified by reference to his employment agreement which is filed as Exhibit 10.4 to this Form S-1 filed with the Securities and Exchange Commission.

We have entered a two-year employment agreement with Duane Knight, effective March 1, 2017, as Chief Financial Officer of our company. Mr. Knight will receive compensation of $75,000 per annum and be granted a five-year warrant to purchase 500,000 shares of our common stock with cashless exercise provisions of which 250,000 shares shall vest immediately and the remaining 250,000 shares shall vest one year from the date of issuance unless otherwise accelerated or terminated pursuant to the terms of the employment agreement. Mr. Knight will assume his responsibilities on a part time basis until requested by the Board of Directors to become a full-time executive at which time his salary shall be increased to $125,000 per annum. Commencing 6 months from the effective date, Mr. Knight will receive one year of severance pay and his warrants will be accelerated if he is terminated not for cause, resigns for good reason, or if his employment agreement is not renewed after the end of the term. If we do not raise a minimum of $750,000 by September 30, 2017, either we or Mr. Knight may terminate the agreement without further liability and without the payment of severance or acceleration of unvested stock granted under the warrant. Mr. Knight will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. This description of Mr. Knight’s employment agreement is not complete and is qualified by reference to his employment agreement which is filed as Exhibit 10.5 to this Form S-1 filed with the Securities and Exchange Commission.

Director Compensation

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2016:

	Fees Earned			Non-Equity	Nonqualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Vassilios Papadopoulos	$-	$-	$-	$-	$-	$-	$-
Costas Karatzas	$-	$-	$-	$-	$-	$-	$-
	$-	$-	$-	$-	$-	$-	$-

We have not entered into any compensation agreements with the members of our board of directors. We expect to enter into agreements with our non-executive directors pending the outcome of this offering.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

•

VGP Discovery, Inc., wholly owned by our director, founder and consultant Dr. Vassilios Papadopoulos, holds 11,016,000 shares of our common stock, warrants to purchase 1,163,400 shares of our common stock at $.10 per share and warrants to purchase 1,939,000 shares of our common stock at $.50 per share. The purchase price was $.0001 per share;

•

CNKonsulting, Inc., wholly owned by our director, founder and consultant Dr. Costas Karatzas, holds 10,284,000 shares of our common stock, warrants to purchase 1,086,300 shares of our common stock at $.10 per share and warrants to purchase 1,810,500 shares of our common stock at $.50 per share. The purchase price was $.0001 per share;

•

SMW, LLC, owned by William Wagner, Andrew Cambridge, and Keith Mazer, founder, holds 2,366,667 shares of our common stock, warrants to purchase 250,200 shares of our common stock at $.10 per share and warrants to purchase 417,000 shares of our common stock at $.50 per share. The purchase price was $.0001 per share. Mr. Mazer is a founder of our company. Mr. Wagner has all voting and dispositive power over the shares and was not a founder of our company;

•

Minerals LLC, wholly owned by Richard Schell, founder, our Chief Executive Officer and our Chairman of our Board of Directors, holds 2,466,667 shares of our common stock, warrants to purchase 250,200 shares of our common stock at $.10 per share and warrants to purchase 417,000 shares of our common stock at $.50 per share. The purchase price was $.0001 per share. Mr. Schell and Rebecca S. Rice, his wife, jointly own 250,000 shares of our common stock which was purchased in a private placement of the Company at a price of $.10 per share. Katharine Schell, Mr. Schell's daughter, holds 150,000 shares of our common stock which was purchased by Minerals LLC and subsequently transferred to Ms. Schell. Katharine Schell is not a member of Mr. Schell's household.

The Company entered into an unsecured note payable to Mr. Richard Schell, the Company's president, and a founder and stockholder, for $25,000 bearing interest at 6% per annum. The balance of $25,000 remains outstanding at this time.

•

Venture10 Capital Partners, LLC, wholly owned by Mary Virginia Knight, holding 1,577,778 shares of our common stock, warrants to purchase 166,800 shares of our common stock at $.10 per share and warrants to purchase 278,000 shares of our common stock at $.50 per share. Mary Virginia Knight is the wife of Henry Fong, one of our founders. The purchase price was $.0001 per share.

•

Cresthill Associates, LLC, wholly owned by Thomas Olson, Corporate Secretary of our company, holds 788,888 shares of our common stock, warrants to purchase 83,100 shares of our common stock at $.10 per share and warrants to purchase 138,500 shares of our common stock at $.50 per share. The purchase price was $.0001 per share.

•

The Royal Institution for the Advancement of Learning/McGill University holds 1,952,632 of our common stock granted pursuant to the License Agreement and is a related party to The Research Institute of the McGill University Health Centre where we contract our research.

We have entered into a Research Agreement with The Research Institute of the McGill University Health Centre (RIMUHC) to conduct pre-clinical research for our Testosterone Replacement Program in the laboratory of Dr. Vassilios Papadopoulos, our founder, consultant and director. We expect that we will enter into additional research agreements as we need to conduct further pre-clinical studies to transition our program through the proper development gates to IND filing and ultimately prepare for Phase I trials for our program. Dr. Karatzas is the Director of Business Development at the RIMUHC.

Board of Directors

Our Board of Directors is currently comprised of Richard M. Schell (Chair), Duane C. Knight, Jr., Vassilios Papadopoulos and Costas Karatzas. We currently do not have any committees of the board of directors.

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PRINCIPAL STOCKHOLDERS

Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of our common stock by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers (as defined above); and (iv) all of our directors and executive officers as a group, as of March 17, 2017, known by us, through our transfer agent records, and as adjusted to give effect to the issuance of the shares of common stock in this offering.

The information in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 43,562,632 shares of stock outstanding at March 17, 2017 that includes: 33,562,632 shares of common stock outstanding as of March 31, 2017, and the sale of all of the shares of common stock in this offering. It also includes 8,375,000 shares related to warrants owned by certain officers and directors.

Name and Address	Shares Beneficially Owned
of Beneficial Owner	Number		Percentage
			Prior to the Offering	After the Offering
VGP Discovery, Inc. 573 Grosvenor Avenue Westmount, QC Canada	14,118,400	(1)	38.51%	30.25%

CNKonsulting, Inc. 251 Sherwood Road Beaconsfield, QC Canada	13,180,800	(2)	36.15%	28.37%

SMW, LLC 319 Clematis Street, Suite 400 West Palm Beach, Florida	3,033,867	(3)	8.86%	6.86%

Minerals, LLC 2025 Union Drive Lakewood, Colorado	3, 258,867	(4)	9.49%	7.35%

Venture 10 Capital Partners, LLC 7315 East Peakview Avenue Centennial, Colorado	2,022,578	(5)	5.95%	4.60%

The Royal Institution for the Advancement of Learning/McGill University 2155, rue Guy, 5e étage Montréal, QC CANADA H3H 2R9	1,952,632		5.82%	4.48%

Duane Knight 7315 East Peakview Avenue Centennial, Colorado	300,000	(6)	* %	* %

All directors and executive officers as a group (4 persons)	30,858,067		76.47%	61.28%

______________

*	Less than 1%

(1)

Includes 3,102,400 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days. The shares and warrants are owned directly by VGP Discovery, Inc. Vassilios Papadopoulos holds all investment and voting power over VGP Discovery, Inc.

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(2)

Includes 2,896,800 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days. The shares and warrants are owned directly by CNKonsulting, Inc. Costas Karatzas has voting and investment power over CNKonsulting, Inc.

(3)

Includes 667,200 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days. The shares and warrants are owned directly by SMW, LLC. Minergy Group, LLC holds all investment and voting power over SMW, LLC. William S. Wagener controls Minergy Group, LLC. Keith Mazer, one of our founders, is a member of SMW, LLC. Mr. Mazer disclaims all beneficial ownership over the shares held by SMW, LLC.

(4)

Includes 792,200 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days. The shares and warrants are owned directly by Minerals, LLC. Richard Schell holds all investment and voting power over Minerals, LLC. Includes 250,000 shares of common stock purchased by Mr. Schell and Ms. Rebecca Rice, Mr. Schell's wife, in a private placement of common stock by the company.

(5)

Includes 444,800 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days. The shares and warrants are owned directly by Venture 10 Capital Partners, LLC. Mary Virginia Knight, wife of one of our founders Henry Fong, Ms. Knight holds all investment and voting power over Venture 10 Capital Partners, LLC.

(6)	Includes 250,000 shares of common stock issuable upon the exercise of warrants that are exercisable currently or within 60 days.

DESCRIPTION OF SECURITIES

The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our certificate of incorporation, which we refer to as our charter, and our bylaws, each as amended to date.

Authorization

Our authorized capital stock consists of 110,000,000 shares of capital stock. We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of December 31, 2016 there were 33,427,632 shares of common stock outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights.

Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board of Directors out of funds legally available therefore.

As a Colorado corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net earnings for the current and/or immediately preceding fiscal year. Dividends cannot be paid from our net profits unless the paid-in- capital represented by the issued and outstanding stock having a preference upon the distribution of our assets at the market value is intact. Under applicable Colorado case law, dividends may not be paid on our capital stock if we become insolvent or the payment of the dividend will render us insolvent. To the extent we pay dividends and we are deemed to be insolvent or inadequately capitalized, a bankruptcy court could direct the return of any dividends.

Voting Rights.

Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Company held by the stockholder and registered in the stockholder's name on the books of the Company on the record date for the meeting. At all meetings of the stockholders all matters, except as otherwise provided in the Company's Certificate of Incorporation or By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.

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No Preemptive Rights.

Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights.

Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights.

Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Warrants.

As of December 31, 2016 we had outstanding warrants to purchase an aggregate of 8,075,000 shares of common stock, all of which are currently exercisable.

The following table presents information related to our outstanding warrants at December 31, 2016:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Outstanding Number of Warrants	Weighted-Average Remaining Life in Years	Exercisable Number of Warrants

$0.10	3,000,000	3.8	3,000,000
$0.50	5,000,000	3.8	5,000,000
$0.75	75,000	4.9	75,000
	8,075,000	4.0	8,075,000

Preferred Stock

The authorized preferred stock is available for issuance from time to time at the discretion of our Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws allow us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding to the fullest extent permitted by Colorado Business Corporation Act ("Act"), as amended.

Section 7-108-402 of the Act provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Our articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a "Director") of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

PLAN OF DISTRIBUTION

This is an initial public offering of our Common Stock. The offering is being made on a "best efforts" basis for up to 13,000,000 shares of Common Stock (the "Shares"), of which 3,000,000 shares are offered by Selling Stockholders (the "Stockholder Shares") named in this prospectus and 10,000,000 shares are offered by us (the "Company Shares"). Because the Offering is made on a "best efforts" basis, there can be no guarantee that we or any Selling Stockholder will sell any or all of the Shares in this Offering. We will pay the offering expenses and will not receive any of the proceeds from the sale of the Stockholder Shares by the Selling Stockholders.

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This is a self-written offering by our officers and directors on a "best efforts" basis. There is currently no underwriter for the Shares registered for sale by us; however, we reserve the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by us in consideration for customary fees and commissions not exceeding those imposed by FINRA.

This prospectus is part of a registration statement that permits our officers and directors to sell the Company Shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the Company Shares and they intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, our officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company's officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer:

(i)	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of their participation; and,

(ii)

Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(iii)	Its officers and directors are not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and

(iv)

Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Shares of Common Stock Being Sold by the Company

The Company Shares will be sold at the fixed price of $.50 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company's Board of Directors for an additional 90 days. If the Board of Directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

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Deposit of Offering Proceeds

This is a "best efforts" offering, so we are not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by us in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the Company. All checks for subscriptions should be made payable to IASO BioMed, Inc. There is no minimum subscription requirement. All Subscription Agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected by the Company will be returned to the subscriber within five business days of the rejection date. Furthermore, once a Subscription Agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

Shares of Common Stock being sold by the Selling Stockholders:

The Selling Stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Stockholder Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods (if available) when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Company Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Stockholders. In addition, the Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will not receive any proceeds from the resale of any of the Stockholder Shares in this Offering.

67

OTC Markets OTCQB Considerations

To be quoted on the OTC Markets OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter "piggyback" quotes and our securities will thereafter be quoted by on the OTC Markets OTCQB.

The OTC Markets OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets OTCQB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted by the OTC Markets OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion by the OTC Markets OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Markets OTCQB will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets OTCQB rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets quoted securities. Investors do not have direct access to the OTC Markets inter-dealer quotations. For OTC Markets' quoted, there only has to be one (1) market maker.

OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ or other securities listed on national securities exchanges.

DETERMINATION OF OFFERING PRICE

There is no established public trading market for our Common Stock. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets' OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTC Markets OTCQB or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system. Therefore, there is a risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder, or at all. Unless and until our shares are listed on a national securities exchange or interdealer quotation system, it is not expected that a public market for the shares will develop. If our Common Stock is traded on the OTC or another stock exchange or electronic inter-dealer quotation service, then the sales price to the public by the Selling Stockholders will vary according to the selling decision of each Selling Stockholder and the market for our stock at the time of resale.

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The offering price of the Shares has been arbitrarily determined by us and bears no relationship to conventional criteria, such as book value or earnings per share. In determining the offering price, the board considered, among other things, the following:

●	The nature of our business, and factors affecting its business;

●	Our financial condition;

●	Dividends paid, dividend payout, and dividend-paying capacity;

●	Relevant economic and industry trends at the valuation date;

●	Research and analysis of the external environment based upon published information including the economy, marketplace and, in particular, the outlook for the industry and related business models; and

●	A consideration of any previous transactions regarding the sale and/or licensing of similar businesses/technologies or the sale of similar businesses.

There can be no assurance that the offering price bears any relation to the fair market value of our Common Stock.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Newman & Morrison, LLP, New York, New York.

EXPERTS

Our financial statements for the years ended December 31, 2016 and for the period from March 11, 2015 (inception) through December 31, 2015 appearing in this prospectus have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) and included in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock and warrants we are offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in, or incorporated by reference into, the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock and warrants, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to, or incorporated by reference into, the registration statement, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus relating to a contract or document filed as an exhibit to, or incorporated by reference into, the registration statement is qualified in all respects by the exhibit so filed or incorporated by reference. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents.

A copy of the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement, may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as IASO BioMed, Inc., that file electronically with it.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.iasobiomedusa.com , electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained on our website.

69

IASO BioMed, Inc.

Financial Statements

For the Year Ended December 31, 2016 and for the Period from March 11, 2015 (Inception)

through December 31, 2015

IASO BIOMED, INC.

INDEX TO FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets – December 31, 2016 and 2015	F-3

Statements of Operations– For the Year Ended December 31, 2016 and for the Period from March 11, 2015 (Inception) through December 31, 2015	F-4

Statements of Stockholders’ Equity (Deficit) – For the Year Ended December 31, 2016 and for the Period from March 11, 2015 (Inception) through December 31, 2015	F-5

Statements of Cash Flows – For the Year Ended December 31, 2016 and for the Period from March 11, 2015 (Inception) through December 31, 2015	F-6

Notes to Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

IASO BioMed, Inc.

We have audited the accompanying balance sheets of IASO BioMed, Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016 and for the period from March 11, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IASO BioMed, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from March 11, 2015 (inception) through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations since inception in 2015 and is dependent on additional financing to develop its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hein & Associates LLP

Denver, Colorado

March 24, 2017

F-2

IASO BIOMED, INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$13,191	$113,313
Prepaid expenses	1,393	–
Total current assets	14,584	113,313
Total Assets	$14,584	$113,313

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFECIT)
Current Liabilities:
Accounts payable	$28,797	$32,336
Note payable, related party	25,000	–
Accrued interest, related party	197	–
Total current liabilities	53,994	32,336
Total Liabilities	53,994	32,336
Commitments and Contingencies (Note 5)
Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized, 33,427,632 and 29,950,000 shares issued and outstanding	3,343	2,995
Additional paid-in capital	644,762	154,847
Accumulated deficit	(687,515)	(76,865)
Total stockholders’ (deficit) equity	(39,410)	80,977
Total Liabilities and Stockholders’ (Deficit) Equity	$14,584	$113,313

See accompanying notes to these financial statements

F-3

IASO BIOMED, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND FOR THE PERIOD FROM MARCH 11, 2015 (INCEPTION) THROUGH DECEMBER 31, 2015

	For the Year Ended December 31, 2016	For the period from March 11, 2015 (inception) through December 31, 2015
Revenues	$–	$–

Operating Expenses:
General and administrative	166,446	76,295
Research and development	444,007	-
Total operating expenses	610,453	76,295

Loss From Operations	(610,453)	(76,295)

Other Expenses:
Interest expense, related party	197	570
Total other expenses	197	570

Net Loss	$(610,650)	$(76,865)

Earnings per Common Share:
Basic and diluted	$(.02)	$(.01)

Weighted Average number of common Shares outstanding:
Basic and diluted	32,518,353	11,206,836

See accompanying notes to these financial statements

F-4

IASO BIOMED, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 11, 2015 (INCEPTION) THROUGH DECEMBER 31, 2016

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, March 11, 2015 (Inception)	–	$–	$–	$–	$–
Sale of founder’s stock	28,400,000	2,840	–	–	2,840
Sale of common stock	1,550,000	155	154,847	–	155,002
Net loss	–	–	–	(76,865)	(76,865)
Balance, December 31, 2015	29,950,000	2,995	154,847	(76,865)	80,977
Issuance of stock for license agreement	1,952,632	195	285,068	–	285,263
Sale of common stock	1,525,000	153	174,847	–	175,000
Contributed services	–	–	30,000	–	30,000
Net loss	–	–	–	(610,650)	(610,650)
Balance, December 31, 2016	33,427,632	$3,343	$644,762	$(687,515)	$(39,410)

See accompanying notes to these financial statements

F-5

IASO BIOMED, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND FOR THE PERIOD FROM MARCH 11, 2015 (INCEPTION) THROUGH DECEMBER 31, 2015

	For the year ended December 31, 2016	For the Period From March 11, 2015 Through December 31, 2015
Cash Flows from Operating Activities:
Net loss	$(610,650)	$(76,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for license fees	285,263	–
Contributed services	30,000	–
Changes in assets and liabilities:
Prepaid expenses	(1,393)	–
Accounts payable	(3,539)	32,336
Accrued interest, officer	197	–
Net cash used in operating activities	(300,122)	(44,529)
Cash Flows from Financing Activities:
Proceeds from note payable – officer	25,000	10,000
Principal payments of note payable – officer	–	(10,000)
Proceeds from sale of common stock	175,000	157,842
Net cash provided by financing activities	200,000	157,842
Net Increase (Decrease) in Cash	(100,122)	113,313
Cash, beginning of period	113,313	–
Cash, end of period	$13,191	$113,313
Supplemental Cash Flow Information:
Cash paid for interest, note payable – officer	$–	$570

See accompanying notes to these financial statements

F-6

IASO BIOMED, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations – IASO BioMed, Inc. (IASO or the “Company”) is a developmental stage biotechnology company focusing on researching and developing drugs and diagnostic tests for products with a large commercial market potential as well as drugs that may qualify for orphan drug status. The Company is developing a drug that it believes will be a safer alternative to currently available testosterone replacement therapy by stimulating the body’s own production rather than using synthetic hormones and steroids, and developing an out of body test to identify Alzheimer’s disease. It is also developing a process, or method, which the Company believes will be the basis for developing an early stage blood or fluid test for Alzheimer’s disease. There is no assurance that these research and development activities will result in products that can be sold. The Company was incorporated as a C-corporation in the state of Colorado on March 11, 2015. It has its primary place of business in Denver, Colorado.

The Company follows accounting standards set by the Financial Accounting Standards Board, commonly referred to as the FASB. The FASB sets generally accepted accounting principles (GAAP) that the Company follows to ensure they consistently report the Company’s financial condition, results of operations and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification™, sometimes referred to as the Codification or ASC.

Cash and Cash Equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates – The preparation of the Company’s financial statements, in conformity with generally accepted accounting principles, requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Research and Development Costs – Research and development costs are charged to operations in the period incurred. For the year ended December 31, 2016 the Company incurred $285,263 (see Note 5) in license fees and stock compensation for that were classified as research and development costs.

Income Taxes – The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

F-7

IASO BIOMED, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments – The carrying value of cash and cash equivalents and trade accounts payable are considered to approximate fair value due to the short-term nature of these instruments.

Earnings Per Share – Basic loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants, plus the conversion of convertible notes. There were 8,075,000 shares excluded as they were anti-dilutive at December 31, 2016 and 2015.

Recently Issued Accounting Pronouncements– In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The amendments in ASU 2015-17 require that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in the update. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, and may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard will not have an impact on the Company's financial position.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize a right of use asset and related lease liability for those leases classified as operating leases at the commencement date and have lease terms of more than 12 months. This topic retains the distinction between finance leases and operating leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, and must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Although the Company currently has no lease obligations, it will adopt the new requirements if it enters into a lease obligation.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. While not currently applicable to the Company, the Company is currently evaluating the impact of the adoption of this guidance on its financial condition, results of operations and cash flows. The adoption is not expected to have a material impact on the consolidated financial statements.

F-8

IASO BIOMED, INC.

NOTES TO FINANCIAL STATEMENTS

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2017. This standard will not have a material impact on the Company’s consolidated results of operations or financial position.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), which provides guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. For public companies, these amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The adoption of ASU 2016-18 is not expected to have a material impact on the consolidated financial statements.

2. Going Concern:

At December 31, 2016 and 2015, the Company had cash and cash equivalents of $13,191 and $131,313, respectively. It also had working (deficit) capital of $(39,410) and $80,977, respectively and an accumulated deficit of $687,515 and $76,865, respectively. This raises substantial doubt about the Company's ability to continue as a going concern. Management is taking action to ensure the Company will continue as a going concern for at least one year beyond the date of the issuance of the Company's financial statements. As discussed in Note 4, the Company sold $155,002 in common stock through December 31, 2015. Through December 31, 2016 the Company sold $175,000 in common stock through private placement offerings. Subsequent to December 31, 2016 the Company has sold $54,000 in common stock through the continuation of a private placement offering started in 2016. Additionally, the Company is in the process of finalizing a Form S-1 Registration Statement with the Securities and Exchange Commission through which it intends to offer for sale of its common stock. These fundraising efforts may not be successful. While there can be no assurances, management believes that these actions will enable the Company to continue as a going concern.

3. Note Payable – Officer:

In October 2016, the Company signed an unsecured note payable to Richard Schell, the Company’s Chief Executive officer, founder and stockholder for $25,000 bearing interest at 6% per annum, which remained outstanding at December 31, 2016 with accrued interest payable of $197 as of that date.

During 2015, the Company had an unsecured note payable to Mr. Schell for expenses incurred by the Company for certain startup expenses. The principal amount was $10,000 and bore interest at 10% per annum. The note and interest totaling $10,570 were repaid in the year ended December 31, 2015.

4. Stockholders’ Equity:

The Company has the authority to issue 110,000,000 shares of $.0001 par value stock, of which 100,000,000 shares are common stock and 10,000,000 shares are preferred stock. As of December 31, 2016 and 2015 there were 33,427,632 and 29,950,000 common stock shares issued and outstanding.

In 2015 the Company sold 28,400,000 shares of founders’ stock for $2,840 or $0.0001 per share. In addition, founders received a total of 3,000,000 warrants to purchase common stock at $0.10 per share and 5,000,000 warrants to purchase common stock at $0.50 per share. These warrants expire five years after the issuance date in April through October of 2020 and are included in stockholder’s equity in the accompanying financial statements.

F-9

IASO BIOMED, INC.

NOTES TO FINANCIAL STATEMENTS

The Company also sold 1,550,000 shares of common stock for $155,002 or $0.10 per share in the period from March 11, 2015 (inception) through December 31, 2015. The Company sold 1,525,000 shares of common stock for $175,000 during the year ended December 31, 2016 that included $145,000 at $0.10 per share and $30,000 sold at $0.40 per share. The $30,000 sale included warrants to purchase 75,000 shares of common stock exercisable at $0.75 per share for a period of three years from the date of issuance and are included in stockholder’s equity in the accompanying financial statements.

The Company issued 1,652,632 shares pursuant to the Royalty Agreement with a university in Canada (see Note 5) in March, 2016 valued at $165,263 or $0.10 per share, which amount was classified as research and development expenses. In August, 2016, the Company issued 300,000 shares of the Company’s common stock to McGill in lieu of the pre-existing anti-dilution provision, valued at $120,000 or $0.40 per share, which was also classified as research and development expenses.

5. Commitments and Contingencies:

Royalties – In January 2016, the Company signed a license agreement with The Royal Institution for the Advancement of Learning/McGill University in Canada on the Company’s potential products. This agreement requires, for each of the Company’s potential products, a 3% payment of annual net revenues, with a minimum royalty of CAD $5,000 each, per year starting on the date of commercialization of the first product developed using the intellectual property covered by the license agreement. The Company must pay milestone payments for the testosterone replacement therapy as follows:

•	CAD $5,000 on the issuance of the first US patent

•	CAD $25,000 on the filing of an investigational new drug application or regulatory filing

•	CAD $50,000 on the initiation of the first Phase II clinical study

•	CAD $100,000 on the initiation of the first Phase III clinical study

•	CAD $300,000 on receipt of regulatory approval

The Company must also pay milestone payments as follows for the out of body test to identify Alzheimer’s disease as follows:

•	CAD $5,000 on the issuance of the first US patent

•	CAD $50,000 on the filing of a 510(k) or PMA application

•	CAD $200,000 on receipt of regulatory approval

In addition, the Company issued 5% of the total number of issued and outstanding shares in the Company’s Series A financing to the same institution, or 1,652,632 shares in March 2016. This agreement, payable in Canadian dollars, exposes the Company to foreign exchange transaction gains and losses. In August 2016, the Company issued an additional 300,000 shares of the Company’s common stock to McGill in lieu of the pre-existing anti-dilution provision. As McGill owns more than 5% of the Company’s outstanding common stock, it is considered a related party.

Research Agreement– In January 2016 the Company signed a Research Agreement with The Royal Institution for the Advancement of Learning/McGill University in Canada for research activities on the Company’s potential products. The agreement covers a period of one year and requires the Company to pay a total of $130,000; $65,000 of which was paid upon execution of the agreement and $65,000 in May 2016. The Agreement was amended in March 2017 to extend the term for one year. The amended Research Agreement calls for $20,000 which was paid at signing, $55,000 to be paid by June 30, 2017 and $55,000 to be paid by September 30, 2017.

Employment Agreements– In March 2017 the Company entered into an employment agreement with its CEO for a two-year term. The base salary of $150,000 per annum is payable to the CEO only upon the Company’s raising of an additional $750,000. Mr. Shell will assume his responsibilities on a part time basis until requested by the Board of Directors to become a full-time executive. The CEO also received warrants to purchase 250,000 shares of the Company’s common stock at $0.40 per share for a period of five years after issuance. 125,000 warrants vested upon signing the agreement and the remaining 125,000 vest in March 2018. The CEO will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. The agreement provides for severance payments.

March 2017 the Company entered into an employment agreement with its CFO for a two-year term. The CFO will assume his responsibilities on a part time basis until requested by the Board of Directors to become a full-time executive. The base salary of $75,000 per annum is payable to the CFO only upon the Company’s raising of an additional $750,000. When the CFO becomes a full-time executive, his salary will be increased to $125,000 per annum. The CFO also received warrants to purchase 500,000 shares of the Company’s common stock at $0.40 per share for a period of five years after issuance. 250,000 warrants vested upon signing the agreement and the remaining 250,000 vest in March 2018. The CFO will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. The agreement provides for severance payments.

Contributed Services– The Company's CEO and CFO were not paid a salary during the period from in March 11, 2015 (inception) through December 31, 2016. The Company has recognized the value of their services as contributed services by recognizing $30,000 of compensation expenses in general and administration expenses in the statement of operations for the year ended December 31, 2016, and additional paid-in capital in the balance sheet at December 31, 2016.

F-10

IASO BIOMED, INC.

NOTES TO FINANCIAL STATEMENTS

6. Income Taxes:

The components of the net deferred tax assets recognized as of December 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets:
Capitalized start-up costs	254,381	28,440
Deferred tax asset	254,381	28,440
Valuation allowance	(254,381)	(28,440)

Net deferred tax assets	$–	$–

A reconciliation of statutory tax rates to effective tax rates were as follows in each of the periods presented:

	2016	2015
Federal income taxes at statutory rate	34.0%	34.0%
State income taxes at statutory rate	3.0%	3.0%
Valuation allowance	(37.0)%	(37.0)%
Effective tax rate	0.0%	0.0%

As of December 31, 2016 the Company had capitalized start-up costs for tax purposes of approximately $687,515 which will be amortized over 15 years upon commencement of business operations.

As of December 31, 2016, an evaluation of the deferred tax asset determined that it was more likely than not that the start-up cost asset may not be realized, and therefore a valuation allowance for $254,381 was recorded.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the periods ended December 31, 2016 the Company did not recognize any interest or penalties in its statement of operations, nor did it have any interest or penalties accrued in its balance sheets at December 31, 2016 relating to unrecognized tax benefits.

Under the provisions of ASC 740, Accounting for Uncertainty in Income Taxes, the Company identified no significant uncertain tax positions in 2015. The Company files income tax returns in U.S. jurisdiction. There are no federal or state income tax examinations underway for these, and tax returns for the current year are still open to examination.

7. Subsequent Events:

Subsequent to December 31, 2016, the Company has sold 135,000 shares of its common stock for $54,000 in units costing $0.40 per share that included warrants to purchase 135,000 shares of common stock exercisable at $0.75 per share for a period of 3 years from issuance.

In March 2017, the Company entered into employment agreements with its CEO and CFO that includes base salaries of $150,000 and $75,000 respectively. The employment agreements also included the issuance of 250,000 and 500,000 warrants to purchase shares of the Company’s common stock at $0.40 per share for a period of five years after issuance subject to vesting.

Management has determined that there are no further events subsequent to the balance sheet date that should be disclosed in these financial statements.

F-11

10,000,000 Shares of Common Stock by Company

3,000,000 shares of Common Stock by Selling Stockholders

$.50 per share

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ________ , all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is April 21, 2017

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